Exhibit 2.1

EXECUTION

AGREEMENT AND PLAN OF MERGER

by and among

SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP.,

FOUNDATION SUB 1, INC.,

FOUNDATION SUB 2, INC.,

FOUNDATION SUB LLC,

TSC Vehicle Holdings, Inc.,

Virgin Galactic Vehicle Holdings, Inc.,

VGH, LLC

and

VIECO 10 Limited

dated as of July 9, 2019

TABLE OF CONTENTS

		Page

	Article I

	CERTAIN DEFINITIONS

Section 1.1	Definitions	4
Section 1.2	Construction	21
Section 1.3	Knowledge	21

	Article II

	THE MERGERS; CLOSING

Section 2.1	The Mergers	22
Section 2.2	Effects of the Mergers	23
Section 2.3	Closing; Effective Time	23
Section 2.4	Closing Deliverables	24
Section 2.5	Governing Documents of the Surviving Companies	25
Section 2.6	Managers and Officers of the Surviving Companies	25
Section 2.7	Tax Free Reorganization Matters	25

	Article III

	EFFECTS OF THE MERGERS ON THE COMPANY INTERESTS AND EQUITY AWARDS

Section 3.1	Conversion of Securities	26
Section 3.2	Treatment of Options	26
Section 3.3	Withholding	26
Section 3.4	Allocation	27

	Article IV

	REPRESENTATIONS AND WARRANTIES OF THE HOLDER

Section 4.1	Company Organization	27
Section 4.2	Due Authorization	28
Section 4.3	No Conflict	28
Section 4.4	Ownership	28
Section 4.5	Litigation and Proceedings	29
Section 4.6	Brokers’ Fees	29

	Article IX

	JOINT COVENANTS

Section 9.1	HSR Act; Other Filings	77
Section 9.2	Preparation of Proxy Statement/Registration Statement; Shareholders’ Meeting and Approvals	79
Section 9.3	Support of Transaction	84
Section 9.4	Tax Matters	84
Section 9.5	Section 16 Matters	86
Section 9.6	Wrong Pockets; Remaining Liabilities	86
Section 9.7	Insurance Coverage	87

	Article X

	CONDITIONS TO OBLIGATIONS

Section 10.1	Conditions to Obligations of Acquiror, Merger Subs, the Holder and the Companies	89
Section 10.2	Conditions to Obligations of Acquiror and Merger Subs	90
Section 10.3	Conditions to the Obligations of the Holder and the Companies	91

	Article XI

	TERMINATION/EFFECTIVENESS

Section 11.1	Termination	92
Section 11.2	Effect of Termination	93

	Article XII

	Representation and warranty Insurance

Section 12.1	R&W Insurance Policy	93

	Article XIII

	MISCELLANEOUS

Section 13.1	Trust Account Waiver	94
Section 9.1	Waiver	95
Section 13.2	Notices	95
Section 13.3	Assignment	97
Section 13.4	Rights of Third Parties	97
Section 13.5	Expenses	97
Section 13.6	Governing Law	97
Section 13.7	Headings; Counterparts	97
Section 13.8	Holder, Company and Acquiror Disclosure Letters	98
Section 13.9	Entire Agreement	98

Exhibits

Exhibit A	Form of Certificate of Incorporation of Acquiror upon Domestication
Exhibit B	Form of Bylaws of Acquiror upon Domestication
Exhibit C	Form of Stockholders’ Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Forms of Transition Services Agreements
Exhibit F	Form of Incentive Equity Plan
Exhibit G	Form of Director RSU Grant
Exhibit H	Allocation

v

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of July 9, 2019 (this “Agreement”), is made and entered into by and among Social Capital Hedosophia Holdings Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined below)) (“Acquiror”), Foundation Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub A”), Foundation Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub B”), Foundation Sub LLC a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“Merger Sub LLC” collectively with Merger Sub A and Merger Sub B, the “Merger Subs” and each, a “Merger Sub”), Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands (the “Holder”), TSC Vehicle Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Holder (which shall become a direct wholly owned subsidiary of the Holder pursuant to the Pre-Closing Restructuring Plan (as defined below) prior to the Closing) (“Company A”), Virgin Galactic Vehicle Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Holder (which shall become a direct wholly owned subsidiary of the Holder pursuant to the Pre-Closing Restructuring Plan prior to the Closing) (“Company B”) and VGH, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Holder (which shall become a direct wholly owned subsidiary of the Holder pursuant to the Pre-Closing Restructuring Plan prior to the Closing) (“Company LLC” collectively with Company A and Company B, the “Companies” and each, a “Company”).

RECITALS

WHEREAS, Acquiror is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, prior to the Closing (as defined below) and subject to the conditions of this Agreement, Acquiror shall domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”) and Cayman Islands Companies Law (2018 Revision) (the “Domestication”);

WHEREAS, concurrently with the Domestication, Acquiror shall file a certificate of incorporation with the Secretary of State of Delaware and adopt bylaws (in substantially the forms attached as Exhibits A and B hereto);

WHEREAS, in connection with the Domestication, (i) each then issued and outstanding share of Acquiror Class A Common Stock (as defined below) shall convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001, per share of Acquiror (after its domestication as a corporation incorporated in the State of Delaware) (the “Domesticated Acquiror Common Stock”); (ii) each then issued and outstanding share of Acquiror Class B Common Stock (as defined below) shall convert automatically, on a one-for-one basis, into a share of Domesticated Acquiror Common Stock; provided, however, that with respect to the shares of Acquiror Class B Common Stock held by the Sponsor (as defined below), in connection with the Domestication the Sponsor shall instead receive upon the conversion of the shares of Acquiror Class B Common Stock held by Sponsor a number of shares of Domesticated Acquiror Common Stock equal to (a) the number of shares of Acquiror Class B Common Stock held by the Sponsor as of immediately prior to the Domestication minus (b) after giving effect to the Domestication, the number of shares of Domesticated Acquiror Common Stock underlying the Director RSU Grants that were outstanding as of immediately prior to the Domestication; (iii) each then issued and outstanding warrant of Acquiror shall convert automatically into a warrant to acquire one share of Domesticated Acquiror Common Stock (“Domesticated Acquiror Warrant”), pursuant to the Warrant Agreement; (iv) each then issued and outstanding unit of Acquiror (excluding, for the avoidance of doubt, any Director RSU Grant) (the “Cayman Acquiror Units”) shall convert automatically into a unit of Acquiror (after its domestication as a corporation incorporated in the State of Delaware) (the “Domesticated Acquiror Units”), with each Domesticated Acquiror Unit representing one share of Domesticated Acquiror Common Stock and one-third of one Domesticated Acquiror Warrant; and (v) after its domestication as a corporation incorporated in the State of Delaware, Acquiror shall immediately be renamed “Virgin Galactic Holdings, Inc.” upon the Effective Time (as defined below);

WHEREAS, prior to the Closing and subject to the terms and conditions of this Agreement, the Holder and the Companies shall consummate the Pre-Closing Restructuring (as defined below), pursuant to which Company A, Company B and Company LLC shall become, in each case, direct wholly-owned subsidiaries of the Holder;

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, (x) Merger Sub A will merge with and into Company A, the separate corporate existence of Merger Sub A will cease and Company A will be the surviving corporation and a wholly owned subsidiary of Acquiror (“Corp Merger A”); and (y) Merger Sub B, will merge with and into Company B, the separate corporate existence of Merger Sub B will cease and Company B will be the surviving corporation and a wholly owned subsidiary of Acquiror (“Corp Merger B”, together with Corp Merger A, the “Corp Mergers”);

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with Section 18-209 of the Delaware Limited Liability Corporation Act, as amended (the “DLLCA”), Merger Sub LLC will merge with and into Company LLC, the separate company existence of Merger Sub LLC will cease and Company LLC will be the surviving company and a wholly owned subsidiary of Acquiror (the “LLC Merger” together with the Corp Mergers, the “Mergers” and each, a “Merger”);

WHEREAS, upon the Effective Time (as defined below), the Company Interests (as defined below) will be converted into the right to receive the Aggregate Merger Consideration as set forth in this Agreement;

WHEREAS, each of the parties intends that, for United States federal income tax purposes, the Corp Mergers will each qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations, to which each of Acquiror, Merger Sub A and Merger Sub B (as applicable), and the Holder are to be parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations;

2

WHEREAS, the Board of Managers or Board of Directors, as applicable, of each of the Holder and the Companies has approved this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, declared it advisable for each of the Holder and the Companies to enter into this Agreement and the other documents contemplated hereby and recommended the approval of this agreement by the sole member or sole shareholder, as applicable, of the respective Companies;

WHEREAS, the Holder or a Subsidiary of the Holder, in each case as sole and managing member or shareholder, as applicable, of each of the Companies, has approved and adopted this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, the Board of Directors of Acquiror has (i) determined that it is advisable for Acquiror and its shareholders for Acquiror to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby by the Acquiror Shareholders;

WHEREAS, Acquiror, as sole and managing member or shareholder, as applicable, of Merger Subs has approved and adopted this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, in furtherance of the Mergers and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their outstanding shares of Acquiror Common Stock redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s amended and restated memorandum and articles of association (as the same may be amended from time to time as permitted hereby prior to the Domestication, the “Acquiror Governing Documents”) in connection with obtaining the Acquiror Shareholder Approval (as defined below) and, if applicable, the Acquiror Extension Approval (as defined below);

WHEREAS, as a condition and inducement to the Holder’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor has executed and delivered to the Holder the Sponsor Support Agreement (as defined below) pursuant to which the Sponsor has agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, simultaneously with the execution and delivery of this Agreement, each of the Holder, Acquiror and CP Holder (as defined below) have executed and delivered the Purchase Agreement (as defined below) to the other parties thereto pursuant to which, among other things, Sponsor has agreed to purchase, effective as of immediately following the Effective Time (as defined below), a number of shares of Acquiror Common Stock as set forth therein and subject to the terms and conditions thereof;

3

WHEREAS, simultaneously with the execution and delivery of this Agreement, each of the Acquiror, Virgin Enterprises Limited, a company registered in England and Wales, and Virgin Galactic, LLC, a Delaware limited liability company, have executed and delivered the TMLA (as defined below) to the other parties thereto pursuant to which, among other things, the trade mark license between Virgin Enterprises Limited and Virgin Galactic, LLC, dated July 15, 2009 (as amended and restated) will be further amended, restated and novated in the form set out in the TMLA concurrently with the Closing, subject to the terms and conditions thereof; and

WHEREAS, at the Closing, Acquiror, the Holder, the Companies and the Sponsor and their respective Affiliates, as applicable, shall enter into (i) a Stockholders’ Agreement (the “Stockholders’ Agreement”), substantially in the form attached hereto as Exhibit C, (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit D, and (iii) the Transition Services Agreements (the “Transition Services Agreements”) substantially in the forms attached hereto as Exhibit E, which shall, in each case, be effective as of the Closing.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, Merger Subs, the Companies and the Holder agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1           Definitions. As used herein, the following terms shall have the following meanings:

“2016 Separation Agreement” means the Contribution, Separation and Distribution Agreement by and between Virgin Galactic, LLC and LauncherOne, LLC, dated as of November 1, 2016, as amended from time to time.

“2019 Audited Financial Statements” has the meaning specified in Section 7.3(d).

“280G Approval” has the meaning specified in Section 8.1(e).

“Acquiror” has the meaning specified in the Preamble hereto.

“Acquiror Class A Common Stock” means Class A ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means Class B ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Common Share” means a share of Acquiror Common Stock.

4

“Acquiror Common Stock” means (a) prior to the Domestication, Acquiror Class A Common Stock and Acquiror Class B Common Stock, and (b) immediately following the Domestication, the Domesticated Acquiror Common Stock.

“Acquiror Common Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) that was included in the units sold as part of Acquiror’s initial public offering.

“Acquiror Cure Period” has the meaning specified in Section 11.1(g).

“Acquiror Disclosure Letter” has the meaning specified in the introduction to Article VI.

“Acquiror Extension Approval” means, to the extent necessary, the approval of (1) the Extension Proposal identified in clause (A) of Section 9.2(c)(i) by an affirmative vote of the holders of at least two-thirds of the outstanding Acquiror Common Shares entitled to vote, who attend and vote thereupon (as determined in accordance with the Acquiror Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose and (2) the Extension Proposal identified in clause (B) of Section 9.2(c)(i) by an affirmative vote of the holders of at least sixty five percent (65%) of the outstanding Acquiror Common Shares entitled to vote thereupon (as determined in accordance with the Trust Agreement), in each case, at an Acquiror shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose.

“Acquiror Financial Statements” has the meaning specified in Section 6.6(d).

“Acquiror Governing Documents” has the meaning specified in the Recitals hereto

“Acquiror Indemnified Parties” has the meaning specified in Section 8.9(a).

“Acquiror Preferred Shares” has the meaning specified in Section 6.12(a).

“Acquiror Private Placement Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) issued to the Sponsor.

“Acquiror SEC Filings” has the meaning specified in Section 6.5.

“Acquiror Securities” has the meaning specified in Section 6.12(a).

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with the Acquiror Governing Documents) holder of Acquiror Class A Common Stock to redeem all or a portion of the Acquiror Common Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with the Acquiror Governing Documents) in connection with the Extension Proposals or the Transaction Proposals.

5

“Acquiror Share Redemption Amount” means the aggregate amount payable with respect to all Acquiror Share Redemptions.

“Acquiror Shareholder Approval” means the approval of (1) those Transaction Proposals identified in clauses (A), (B) and (C) of Section 9.2(b), in each case, by an affirmative vote of the holders of at least two-thirds of the outstanding Acquiror Common Shares entitled to vote, who attend and vote thereupon (as determined in accordance with the Acquiror Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose and (2) those Transaction Proposals identified in clauses (D), (E), (F), (G), (H), (I), (J), (K) and (L) of Section 9.2(b), in each case, by an affirmative vote of the holders of at least a majority of the outstanding Acquiror Common Shares entitled to vote thereupon (as determined in accordance with the Acquiror Governing Documents), in each case, at an Acquiror shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose.

“Acquiror Shareholders” means the shareholders of Acquiror as of immediately prior to the Effective Time.

“Acquiror Shareholders’ Meeting” has the meaning specified in Section 9.2(b).

“Acquiror Warrants” means the Acquiror Common Warrants and the Acquiror Private Placement Warrants.

“Acquisition Proposal” means, as to any Person, other than the transactions contemplated hereby and other than the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of (i) 15% or more of the consolidated assets of such Person and its Subsidiaries or (ii) 15% or more of any class of equity or voting securities of (x) such Person or (y) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries; (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity or voting securities of (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries; or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of such Person and its Subsidiaries.

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Actual Section 1445 Withholding Amount” has the meaning specified in Section 9.4(a).

“Additional Holder Equity Amount” has the meaning specified in Section 8.2(a).

6

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Affiliate Agreements” has the meaning specified in Section 5.12(a)(vi).

“Aggregate Merger Consideration” means a number of Acquiror Common Shares equal to the quotient obtained by dividing (i) the Base Purchase Price by (ii) $10.00.

“Agreement” has the meaning specified in the Preamble hereto.

“Agreement End Date” has the meaning specified in Section 11.1(f).

“Allocation” has the meaning specified in Section 3.4(a).

“Amended Allocation” has the meaning specified in Section 3.4(a).

“Ancillary Agreements” has the meaning specified in Section 13.9.

“Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Antitrust Authority or any subpoena, interrogatory or deposition.

“Asset-Level Allocation” has the meaning specified in Section 3.4(a).

“Audited Financial Statements” has the meaning specified in Section 7.3(b).

“Auditor” has the meaning specified in Section 3.4(a).

“Available Acquiror Cash” has the meaning specified in Section 8.2(a).

7

“Available Post-Closing Holder Insurance Policies” has the meaning specified in Section 9.7(b).

“Aviation Regulations” has the meaning specified in Section 5.29.

“Base Purchase Price” means $1,300,000,000.00.

“Business Combination” has the meaning set forth in Article 1.1 of the Acquiror Governing Documents as in effect on the date hereof.

“Business Combination Proposal” means any offer, inquiry, proposal or indication of interest (whether written or oral, binding or non-binding, and other than an offer, inquiry, proposal or indication of interest with respect to the transactions contemplated hereby), relating to a Business Combination.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Governmental Authorities in the Cayman Islands (for so long as Acquiror remains domiciled in Cayman Islands) are authorized or required by Law to close.

“Cash” of any Person as of any date means, without duplication, cash in U.S. Dollars, free and clear of any liens, encumbrances or other restrictions; provided, that “Cash” shall not include any Customer Deposits.

“Causes of Action” has the meaning specified in Section 13.18.

“Cayman Acquiror Unit” has the meaning specified in the Recitals hereto.

“Cayman Registrar” means the Cayman Registrar under the Companies Law (2018 Revision).

“Certificates of Merger” has the meaning specified in Section 2.1(a).

“Closing” has the meaning specified in Section 2.3(a).

“Closing Date” has the meaning specified in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies” has the meaning specified in the Preamble hereto.

“Company A” has the meaning specified in the Preamble hereto.

“Company A Shares” means the shares of common stock, par value $0.01 per share, of Company A.

“Company B” has the meaning specified in the Preamble hereto.

8

“Company B Shares” means the shares of common stock, par value $0.01 per share, of Company B.

“Company Benefit Plan” has the meaning specified in Section 5.13(a).

“Company Cure Period” has the meaning specified in Section 11.1(f).

“Company Disclosure Letter” has the meaning specified in the introduction to Article V.

“Company Fundamental Representations” means the representations and warranties made pursuant to the first and second sentences of Section 5.1 (Company Organization), the first and second sentences of Section 5.2 (Subsidiaries), Section 5.3 (Due Authorization), Section 5.6 (Capitalization of the Companies), Section 5.7 (Capitalization of Subsidiaries) and Section 5.16 (Brokers’ Fees).

“Company Government Bid” means any offer, bid, quotation or proposal to sell products made or services provided by a Company or any of its Subsidiaries that, if accepted or awarded, would lead to a Company Government Contract.

“Company Government Contract” means (i) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between a Company or any of its Subsidiaries, on one hand, and any Governmental Authority, on the other hand, or (ii) any subcontract or other Contract by which a Company or one of its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services. For purposes of this definition, a task, delivery, or purchase or order under a Government Contract shall not constitute a separate Government Contract, but shall be part of the Government Contract to which it relates.

“Company Indemnified Parties” has the meaning specified in Section 8.9(a).

“Company Interests” has the meaning specified in Section 3.1(a).

“Company LLC” has the meaning specified in the Preamble hereto.

9

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Companies and their Subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent the ability of the Companies to consummate the Mergers; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure of the Companies to meet any projections or forecasts, provided that clause (f) shall not prevent a determination that any Event not otherwise excluded from this definition of Company Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which the Companies and their Subsidiaries operate (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers), (h) the announcement of this Agreement and consummation of the transactions contemplated hereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Companies and their Subsidiaries (it being understood that this clause (h) shall be disregarded for purposes of the representation and warranty set forth in Section 5.4 and the condition to Closing with respect thereto), (i) any matter set forth on the Company Disclosure Letter or the Holder Disclosure Letter, (j) any Events to the extent actually known by those individuals set forth on Section 1.1 of the Acquiror Disclosure Letter on or prior to the date hereof, (k) any launch failure, crash, fatality, launch or flight delay, launch or flight cancellation, or any other operational or other delays of the business of the Company, (l) any requests for return or the return of any Customer Deposit or portion thereof pursuant to and in accordance with the terms of the Deposit Agreements, as applicable, or (m) any action taken by, or at the request of, Acquiror or Merger Subs; provided, further, that any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Companies and their Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Companies and their Subsidiaries conduct their respective operations (which shall include the aerospace industry generally), but only to the extent of the incremental disproportionate effect on the Companies and their Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Companies and their Subsidiaries conduct their respective operations.

“Company Registered Intellectual Property” has the meaning specified in Section 5.21(a).

“Confidentiality Agreement” has the meaning specified in Section 13.9.

“Constituent Companies” has the meaning specified in Section 2.1(a).

“Continuing Employees” has the meaning specified in Section 8.1(a).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

10

“Copyleft License” means any license that requires, as a condition of use, modification and/or distribution of software subject to such license, that such software subject to such license, or other software incorporated into, derived from, or used or distributed with such software subject to such license (i) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (ii) be licensed for the purpose of preparing derivative works, (iii) be licensed under terms that allow the Companies’ or any Subsidiary of the Companies’ products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (iv) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“Corp Merger A” has the meaning specified in the Recitals.

“Corp Merger A Consideration” means 19.230769% of the Aggregate Merger Consideration, as determined in accordance with the Entity-Level Allocation.

“Corp Merger B” has the meaning specified in the Recitals.

“Corp Merger B Consideration” means 0.034615% of the Aggregate Merger Consideration, as determined in accordance with the Entity-Level Allocation.

“Corp Mergers” has the meaning specified in the Recitals.

“Covered Known Claims” has the meaning specified in Section 9.7(c).

“CP Holder” means Chamath Palihapitiya or any Person to which he assigns his rights and obligations under the Purchase Agreement in accordance with the terms thereof.

“Current Company Government Contract” means any Company Government Contract for which the period of performance has not yet expired or been terminated, or final payment has not been received, or which remains open to audit.

“Customer Deposits” means any deposits made, on or prior to the Closing Date, by or on behalf of prospective space tourists or other customers of the Companies or any of their Subsidiaries or Affiliates, in each case, pursuant to a Deposit T&C Agreement with such depositor.

“D&O Indemnified Parties” has the meaning specified in Section 8.9(a).

“Damages” has the meaning specified in Section 8.11.

“Deposit Agreements” means, collectively, (i) Virgin Galactic Deposit Terms and Conditions, entered into between Virgin Galactic, LLC, on the one hand, and a prospective customer of a Company or an Affiliate of a Company, on the other (each such Deposit Agreement, a “Deposit T&C Agreement”), (ii) the Depository Agreement between Virgin Galactic, LLC, and Bank of America, dated as of August 22, 2014 and (iii) the Guarantee.

“DGCL” has the meaning specified in the Recitals hereto.

11

“Director RSU Grants” means the grants to the following independent directors of Acquiror: Adam Bain, James Ryans, Andrea Wong and Jacqueline D. Reses, of restricted stock unit awards covering a notional right to receive an aggregate of 1,500,000 shares of Acquiror Class A Common Stock (subject to all of the terms and conditions of the form restricted stock unit award agreement attached hereto as Exhibit G and the Incentive Equity Plan).

“Disclosure Letter” means, as applicable, the Holder Disclosure Letter, the Company Disclosure Letter or the Acquiror Disclosure Letter.

“DLLCA” has the meaning specified in the Recitals hereto.

“Dollars” or “$” means lawful money of the United States.

“Domesticated Acquiror Common Stock” has the meaning specified in the Recitals hereto.

“Domesticated Acquiror Unit” has the meaning specified in the Recitals hereto.

“Domesticated Acquiror Warrant” has the meaning specified in the Recitals hereto.

“Domestication” has the meaning specified in the Recitals hereto.

“Effective Time” has the meaning specified in Section 2.3(b).

“Entity-Level Allocation” has the meaning specified in Section 3.4(a).

“Environmental Laws” means any and all applicable Laws relating to Hazardous Materials, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Materials).

“ERISA” has the meaning specified in Section 5.13(a).

“ERISA Affiliate” means any Affiliate or business, whether or not incorporated, that together with a Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Approvals” has the meaning specified in Section 5.25(a).

“Extension Approval End Date” has the meaning specified in Section 9.2(c)(i).

“Extension Proposals” has the meaning specified in Section 9.2(c)(i).

“Extension Proxy Statement” has the meaning specified in Section 9.2(c)(i).

“Extension Shareholders’ Meeting” has the meaning specified in Section 9.2(c)(v).

“FAA” has the meaning specified in Section 5.29.

“Final Allocation” has the meaning specified in Section 3.4.

12

“Financial Statements” has the meaning specified in Section 5.8(a)(ii).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.

“Government Contract Laws” means the United States False Claims Act, the Program Fraud Civil Remedies Act, the United States Procurement Integrity Act, the Federal Property and Administrative Services Act, the Armed Services Procurement Act or the United States Truth in Negotiations Act, the Federal Acquisition Regulation (and supplement thereto) and the cost principles and the Cost Accounting Standards thereunder and any other United States federal Law implementing regulations applicable to Company Government Contracts.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Authorization” has the meaning specified in Section 5.5.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Guarantee” has the meaning specified in Section 8.11.

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, and (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“Holder” has the meaning specified in the Preamble hereto.

“Holder Claims-Made Policy” has the meaning specified in Section 9.7(c).

“Holder Company Interests” has the meaning specified in Section 4.4.

“Holder Designated Directors” has the meaning specified in Section 8.6(a).

“Holder Disclosure Letter” has the meaning specified in the introduction of Article IV.

13

“Holder Fundamental Representations” means the representations and warranties made pursuant to the first and second sentences of Section 4.1 (Company Organization), Section 4.2 (Due Authorization), Section 4.4 (Ownership) and Section 4.6 (Brokers’ Fees)

“Holder Incentive Plan” means the Holder 2014 Share Option Plan, as amended from time to time.

“Holder Indemnified Person” has the meaning specified in Section 8.11.

“Holder Insurance Policies” has the meaning specified in Section 9.7(c).

“Holder Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially impair the ability of the Holder to perform its obligations under this Agreement or to consummate the Mergers.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Incentive Equity Plan” has the meaning specified in Section 8.1(d).

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” and (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed directly or indirectly, jointly or severally.

“Intellectual Property” means any rights in or to the following, throughout the world, including all U.S. and foreign: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (ii) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, pending applications therefor, and internet domain names, together with the goodwill of the Companies or any of their Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software and other works of authorship; and (iv) trade secrets, know-how, processes, and other confidential information or proprietary rights.

14

“Interim Period” has the meaning specified in Section 7.1.

“International Trade Laws” means all Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology, including but not limited to the Export Administration Regulations administered by the United States Department of Commerce, the International Traffic in Arms Regulations administered by the United States Department of State, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury, and other Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the United States Laws described above.

“Investment Amount” has the meaning specified in Section 8.2(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means Internal Revenue Service.

“JOBS Act” has the meaning specified in Section 6.6(a).

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied (except for Owned Land) by the Companies or any of their Subsidiaries.

“Legal Proceedings” has the meaning specified in Section 5.10.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, options, leases, subleases, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise.

“LLC Company Interests” has the meaning specified in Section 3.1(a).

“LLC Merger” has the meaning specified in the Recitals hereto.

“LLC Merger Consideration” means 80.734615% of the Aggregate Merger Consideration, as determined in accordance with the Entity-Level Allocation.

“Merger Sub A” has the meaning specified in the Preamble hereto.

“Merger Sub B” has the meaning specified in the Preamble hereto.

“Merger Sub LLC” has the meaning specified in the Preamble hereto.

15

“Merger Subs” has the meaning specified in the Preamble hereto.

“Mergers” has the meaning specified in the Recitals hereto.

“Minimum Available Acquiror Cash Amount” has the meaning specified in Section 8.2(a).

“Modification in Recommendation” has the meaning specified in Section 9.2(a).

“Multiemployer Plan” has the meaning specified in Section 5.13(c).

“NISPOM” has the meaning specified in Section 5.25(e).

“NYSE” has the meaning specified in Section 6.6(c).

“Offer Documents” has the meaning specified in Section 9.2(a)(i).

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. “Open Source Licenses” shall include Copyleft Licenses.

“Open Source Materials” means any software subject to an Open Source License.

“Option” means an option to purchase common shares of Holder granted under the Holder Incentive Plan.

“Owned Land” has the meaning specified in Section 5.20(b).

“Permits” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through (if then appropriate) appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not materially impair the value or materially interfere with the present use of the Owned Land or Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under the Real Property Lease, and (C) any Liens encumbering the Owned Land of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the current use of, or materially impair the value of, the Owned Land or Leased Real Property, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Real Property Leases with respect to any of the buildings or other improvements owned by the Companies or any of their Subsidiaries and (x) all other Liens that do not, individually or in the aggregate, materially impair the use, occupancy or value of the applicable assets of the Companies and their Subsidiaries.

16

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Potential Section 1445 Withholding Amount” has the meaning specified in Section 9.4(a)(iv).

“Pre-Closing Occurrences” has the meaning specified in Section 9.7(c).

“Pre-Closing Restructuring” means the restructuring transactions with respect to the Subsidiaries of the Holder, as set forth in Section 1.1(a) of the Company Disclosure Letter (the “Pre-Closing Restructuring Plan”); provided that Acquiror and the Holder may mutually agree to amend the Pre-Closing Restructuring Plan after the date hereof to the extent reasonably necessary to consummate the transactions contemplated hereby in the most Tax-efficient manner.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date.

“Prospectus” has the meaning specified in Section 13.1.

“Proxy Statement” has the meaning specified in Section 9.2(a)(i).

“Proxy Statement/Registration Statement” has the meaning specified in Section 9.2(a)(i).

“Purchase Agreement” means the Purchase Agreement, entered into by and among the CP Holder, Acquiror and the Holder, dated as of the date hereof.

“Q1 Financial Statements” has the meaning specified in Section 5.8(a)(ii).

“Q2 Financial Statements” has the meaning specified in Section 7.3(a).

“Q3 Financial Statements” has the meaning specified in Section 7.3(c).

“R&W Insurance Policy” has the meaning specified in Section 13.1.

17

“Real Property Leases” has the meaning specified in Section 5.20(b)(iii).

“Recovery Costs” has the meaning specified in Section 9.7(c).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Acquiror under the Securities Act with respect to the Registration Statement Securities.

“Registration Statement Securities” has the meaning specified in Section 9.2(a).

“Releasing Party” has the meaning specified in Section 13.18.

“Remaining Cash” has the meaning specified in Section 8.7.

“Remaining Liabilities” has the meaning specified in Section 9.6(a).

“Repurchase” has the meaning specified in Section 8.7.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions Laws (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (i) any Person identified in any sanctions-related list of designated Persons maintained by (a) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (b) Her Majesty’s Treasury of the United Kingdom; (c) any committee of the United Nations Security Council; or (d) the European Union; (ii) any Person located, organized, or resident in, organized in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), either individually or in the aggregate.

“Sanctions Laws” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, or (iv) Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SCH Designated Directors” has the meaning specified in Section 8.6(a).

“SEC” means the United States Securities and Exchange Commission.

“Section 1445 Certificate” has the meaning specified in Section 9.4(a)(i).

18

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means SCH Sponsor Corp., a Cayman Islands exempted company limited by shares.

“Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated as of the date hereof, by and among the Sponsor, Acquiror and the Holder, as amended or modified from time to time.

“Stockholders’ Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Surviving Companies” has the meaning specified in Section 2.1(b).

“Surviving Corporation A” has the meaning specified in Section 2.1(b).

“Surviving Corporation B” has the meaning specified in Section 2.1(b).

“Surviving Limited Liability Company” has the meaning specified in Section 2.1(b).

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

“Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Terminating Acquiror Breach” has the meaning specified in Section 11.1(g).

“Terminating Company Breach” has the meaning specified in Section 11.1(f).

“Title IV Plan” has the meaning specified in Section 5.13(c).

“Top Vendors” has the meaning specified in Section 5.27(a).

“TMLA” means the Deed of Novation, Amendment and Restatement, entered into by and among the Acquiror, Virgin Enterprises Limited and Virgin Galactic, LLC, dated as of the date hereof.

19

“Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by the Holder, the Companies or any of their Subsidiaries or any of their Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby, including (A) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (B) change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments payable by the Companies or any of their Subsidiaries to any current or former employee (including any amounts due under any consulting agreement with any such former employee), independent contractor, officer, or director of the Companies or any of their Subsidiaries as a result of the transactions contemplated hereby (and not tied to any subsequent event or condition, such as a termination of employment), including the employer portion of payroll Taxes arising therefrom, (C) Transfer Taxes (other than any amounts constituting Transfer Taxes arising as a result of the Pre-Closing Restructuring), (D) any and all filing fees payable by the Holder, the Companies or any of their Subsidiaries or any of their Affiliates to the Antitrust Authorities in connection with the transactions contemplated hereby and (E) amounts owing or that may become owed, payable or otherwise due, directly or indirectly, by the Companies or any of their Subsidiaries to any Affiliate of the Companies or any of their Subsidiaries in connection with the consummation of the transactions contemplated hereby, including fees, costs and expenses related to the termination of any Affiliate Agreement; provided, however, Transaction Expenses shall not include any Taxes imposed on the Holder, the Companies or any of their Subsidiaries arising as a result of (i) the Pre-Closing Restructuring or (ii) any withholding Taxes (including, any withholding Taxes imposed under Section 1441 or 1445 of the Code) resulting from any of the transactions contemplated by this Agreement, in each case, which shall be the responsibility of the Holder.

“Transaction Proposals” has the meaning specified in Section 9.2(b).

“Transfer Taxes” has the meaning specified in Section 9.4(c).

“Transition Services Agreements” has the meaning specified in the Recitals.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Trust Account” has the meaning specified in Section 13.1.

“Trust Agreement” has the meaning specified in Section 6.8.

“Trust Amount” has the meaning specified in Section 8.2(a).

“Trustee” has the meaning specified in Section 6.8.

“Unaudited Financial Statements” has the meaning specified in Section 5.8(a)(i).

“Unpaid Transaction Expenses” has the meaning specified in Section 2.4(d).

20

“Warrant Agreement” means the Warrant Agreement, dated as of September 13, 2017, between Acquiror and Continental Stock Transfer & Trust Company.

Section 1.2           Construction.

(a)          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b)          Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)          Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d)          All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e)          Except where otherwise indicated, when reference is made to the Companies’ Subsidiaries or the Companies and their Subsidiaries in this Agreement, such term or phrase shall mean the Companies’ Subsidiaries or the Companies and their Subsidiaries after giving effect to the Pre-Closing Restructuring.

(f)          The term “actual fraud” means, with respect to a party to this Agreement, an actual and intentional fraud with respect to the making of the representations and warranties pursuant to Article IV, Article V or Article VI (as applicable), provided, that such actual and intentional fraud of such Person shall only be deemed to exist if any of the individuals included on Section 1.3 of the Company Disclosure Letter (in the case of the Companies or the Holder) or Section 1.3 of the Acquiror Disclosure Letter (in the case of the Acquiror) had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by such Person pursuant to, in the case of the Holder, Article IV as qualified by the Holder Disclosure Letter, in the case of the Companies, Article V as qualified by the Company Disclosure Letter, or, in the case of Acquiror, Article VI as qualified by the Acquiror Disclosure Letter, were actually breached when made, with the express intention that the other party to this Agreement rely thereon to its detriment.

Section 1.3           Knowledge. As used herein, (i) the phrase “to the knowledge” of the Companies or the Holder shall mean the knowledge of the individuals identified on Section 1.3 of the Company Disclosure Letter and (ii) the phrase “to the knowledge” of Acquiror shall mean the knowledge of the individuals identified on Section 1.3 of the Acquiror Disclosure Letter, in each case, as such individuals would have acquired in the exercise of a reasonable inquiry of direct reports.

21

Article II

THE MERGERS; CLOSING

Section 2.1           The Mergers.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, and following the Domestication, Acquiror, the Holder, the Merger Subs and the Companies (Merger Subs and the Companies sometimes being referred to herein as the “Constituent Companies”) shall cause (x) Merger Sub A to be merged with and into Company A, with Company A being the surviving corporation in such Merger, which shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger with respect to Corp Merger A, (y) Merger Sub B to be merged with and into Company B, with Company B being the surviving corporation in such Merger, which shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger with respect to Corp Merger B, and (z) Merger Sub LLC to be merged with and into Company LLC, with Company LLC being the surviving company in such Merger, which shall be evidenced by a certificate of merger with respect to the LLC Merger (collectively, with the certificate of merger with respect to Corp Merger A and the certificate of merger with respect to Corp Merger B, the “Certificates of Merger”), in each case, executed by the applicable Constituent Companies in accordance with the relevant provisions of the DLLCA (with respect to the LLC Merger) or the DGCL (with respect to the Corp Mergers), such Mergers to be effective as of the Effective Time.

(b)          Upon consummation of (i) Corp Merger A, the separate corporate existence of Merger Sub A shall cease and Company A, as the surviving corporation of Corp Merger A (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation A”), shall continue its corporate existence under the DGCL, as a wholly owned subsidiary of Acquiror, (ii) Corp Merger B, the separate corporate existence of Merger Sub B shall cease and Company B, as the surviving corporation of Corp Merger B (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation B”), shall continue its corporate existence under the DGCL, as a wholly owned subsidiary of Acquiror and (iii) the LLC Merger, the separate company existence of Merger Sub LLC shall cease and Company LLC, as the surviving company of the LLC Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Limited Liability Company” collectively with Surviving Corporation A and Surviving Corporation B, the “Surviving Companies” and each, a “Surviving Company”), shall continue its company existence under the DLLCA, as a wholly owned subsidiary of Acquiror.

(c)          Notwithstanding the foregoing, if the Holder, the Acquiror or Companies determine in good faith that either Corp Merger A and/or Corp Merger B is not likely to qualify as a reorganization pursuant to Section 368(a), the parties shall work together in good faith to structure either Corp Merger A and/or Corp Merger B, as applicable, in a manner that would so qualify, including by reversing the direction of the applicable Corp Merger or structuring the applicable Corp Merger as a two-step integrated transaction within the meaning of Revenue Ruling 2001-46, 2001-2 C.B. 321.

22

Section 2.2           Effects of the Mergers.

(a)          At and after the Effective Time, the Surviving Companies shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the Constituent Companies, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Companies; and all rights, privileges, powers and franchises of each Constituent Company, and all property, real, personal and mixed, and all debts due to each such Constituent Company, on whatever account, and all choses in action belonging to each Constituent Company, shall become vested in the Surviving Companies; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Companies as they are of the Constituent Companies; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Company shall not revert or become in any way impaired by reason of the Mergers; but all Liens upon any property of a Constituent Company of any of the Mergers shall thereafter attach to the Surviving Company of such Merger and shall be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the DLLCA and the DGCL.

Section 2.3           Closing; Effective Time.

(a)          In accordance with the terms and subject to the conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m. (New York time) on the date which is two (2) Business Days after the first date on which all conditions set forth in Article X shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Holder may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(b)          Subject to the satisfaction or waiver of all of the conditions set forth in Article X of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, Acquiror, the Merger Subs, the Holder and the Companies shall cause the Certificates of Merger to be executed and duly submitted for filing with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA and the DGCL. The Mergers shall become effective at the time when the Certificates of Merger have been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Acquiror and the Holder in writing and specified in each of the Certificates of Merger (the “Effective Time”).

(c)          For the avoidance of doubt, the Closing and the Effective Time shall not occur prior to the completion of the Domestication.

23

Section 2.4           Closing Deliverables.

(a)          At the Closing, the Companies will deliver or cause to be delivered:

(i)          to Acquiror, a certificate signed by an officer of the Companies, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.2(b) and Section 10.2(c) (with respect to the Companies) have been fulfilled; and

(ii)         to Acquiror and the Holder, the Transition Services Agreements, duly executed by duly authorized representatives of the parties thereto.

(b)          At the Closing, the Holder will deliver or cause to be delivered:

(i)          to Acquiror, a certificate signed by an officer of the Holder, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.2(a) and Section 10.2(c) (with respect to the Holder) have been fulfilled;

(ii)         to Acquiror, the Registration Rights Agreement, duly executed by a duly authorized representative of the Holder; and

(iii)        to Acquiror, the Stockholders’ Agreement, duly executed by a duly authorized representative of the Holder.

(c)          At the Closing, Acquiror will deliver or cause to be delivered:

(i)          to the Holder, the Aggregate Merger Consideration into which the Company Interests have been converted pursuant to Section 3.1(a);

(ii)         to the Holder, a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.3(a) and Section 10.3(b) have been fulfilled;

(iii)        to the Holder, the Registration Rights Agreement, duly executed by duly authorized representatives of the Acquiror, the Sponsor and the CP Holder; and

(iv)        to the Holder, the Stockholders’ Agreement, duly executed by a duly authorized representative of Acquiror, the Sponsor and the CP Holder.

(d)          On the Closing Date, concurrently with the Effective Time, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds, (i) all accrued transaction expenses of Acquiror and its Affiliates as set forth on a written statement to be delivered to the Holder not less than two (2) Business Days prior to the Closing Date and (ii) all accrued and unpaid Transaction Expenses (“Unpaid Transaction Expenses”) as set forth on a written statement to be delivered to Acquiror by or on behalf of the Companies not less than two (2) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing; provided that any Unpaid Transaction Expenses due to current or former employees, independent contractors, officers, or directors of a Company or any of its Subsidiaries shall be paid to such Company for further payment to such employee, independent contractor, officer or director through such Company’s payroll.

24

Section 2.5           Governing Documents of the Surviving Companies.

(a)          The certificate of formation and limited liability company agreement of Merger Sub LLC in effect immediately prior to the Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Limited Liability Company from and after the Effective Time until thereafter amended as provided therein and under the DLLCA.

(b)          The certificate of incorporation and bylaws (i) of Merger Sub A in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of Surviving Corporation A and (ii) of Merger Sub B in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of Surviving Corporation B, in each case, from and after the Effective Time until thereafter amended as provided therein and under the DGCL.

Section 2.6           Managers and Officers of the Surviving Companies. From and after the Effective Time, the Persons identified on Section 2.6 of the Company Disclosure Letter shall be the directors, managers and officers (and in the case of such officers, holding such positions as set forth on Section 2.6 of the Company Disclosure Letter), as applicable, of the Surviving Companies, each to hold office in accordance with the Governing Documents of the Surviving Companies.

Section 2.7           Tax Free Reorganization Matters. The parties intend that, for United States federal income tax purposes, the Corp Mergers will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which each of Acquiror, Merger Sub A and Merger Sub B (as applicable), and the Holder are to be parties under Section 368(b) of the Code, and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). None of the parties knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has taken or will take any action, if such fact, circumstance or action would be reasonably expected to cause either of the Corp Mergers to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the Corp Mergers shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority.

25

Article III

EFFECTS OF THE MERGERS ON THE COMPANY INTERESTS AND EQUITY AWARDS

Section 3.1           Conversion of Securities.

(a)          At the Effective Time, by virtue of (x) Corp Merger A and without any action on the part of any holder of the Company A Shares, all of the Company A Shares that are issued and outstanding immediately prior to the Effective Time shall be canceled and converted into and become the right to receive the Corp Merger A Consideration, (y) Corp Merger B and without any action on the part of any holder of the Company B Shares, all of the Company B Shares that are issued and outstanding immediately prior to the Effective Time shall be canceled and converted into and become the right to receive the Corp Merger B Consideration and (z) the LLC Merger and without any action on the part of any holder of the Company LLC Interests (“LLC Company Interests” collectively, with the Company A Shares and the Company B Shares, the “Company Interests”), all of the Company LLC Interests that are issued and outstanding immediately prior to the Effective Time shall be canceled and converted into and become the right to receive the LLC Merger Consideration.

(b)          At the Effective Time, by virtue of the Mergers and without any action on the part of Acquiror or Merger Subs, each (i) limited liability company membership interest of Merger Sub LLC shall be converted into a limited liability company membership interest of the Surviving Limited Liability Company, (ii) share of common stock, par value $0.0001 of Merger Sub A, shall be converted into a share of common stock, par value $0.0001 of Surviving Corporation A and (iii) share of common stock, par value $0.0001 of Merger Sub B shall be converted into a share of common stock, par value $0.0001 of Surviving Corporation B.

Section 3.2           Treatment of Options. Prior to the Effective Time, the Holder shall take all necessary and appropriate actions so that, as of the Effective Time, each Option that is then outstanding shall be cancelled without consideration therefor.

Section 3.3           Withholding. Notwithstanding any other provision to this Agreement, Acquiror and the Companies, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement any such Taxes as may be required to be deducted and withheld from such amounts under the Code or any other applicable Law (as reasonably determined by Acquiror and the Companies, respectively). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

26

Section 3.4           Allocation.

(a)          The total amount of the purchase price (including assumed liabilities to the extent properly taken into account under the Code and the Treasury Regulations) for U.S. federal income tax purposes shall be allocated (A) (i) to the outstanding equity interests of each of Company A and Company B (and any other Company or Subsidiary of a Company that is not disregarded as an entity for U.S. federal income tax purposes), individually and in the aggregate, on the one hand, and (ii) the outstanding membership interests of Company LLC, on the other hand (the “Entity-Level Allocation”) and (B) among the assets of Company LLC, including a specific allocation to any assets constituting “United States real property interests” within the meaning of Section 897 of the Code (the “Asset-Level Allocation”), in each case, in accordance with Exhibit H and Section 1060 of the Code and the Treasury Regulations (and any similar provision of state, local or foreign Law, as appropriate) (the Entity-Level Allocation and the Asset-Level Allocation collectively referred to as the “Allocation”). The Allocation shall be delivered by Holder to Acquiror within 120 days after the Closing Date. No later than thirty (30) days following the delivery of the Allocation to the Acquiror, the Acquiror shall deliver to Holder any amendments to the Allocation as the Acquiror determines necessary in accordance with Exhibit H or under Section 1060 of the Code and the Treasury Regulations (and any similar provision of state, local or foreign Law, as appropriate) for Holder’s approval, which approval shall not be unreasonably withheld (any such amendment an “Amended Allocation”). The Holder and Acquiror shall work in good faith to resolve any disputes relating to the Amended Allocation within thirty (30) days after delivery thereof by the Acquiror. If the Holder and Acquiror are unable to resolve any such dispute, such dispute shall be resolved promptly by Deloitte & Touche LLP or such independent accounting or financial consulting firm of recognized national standing as may be mutually selected by the SCH Designated Directors and the Holder (the “Auditor”). All fees and expenses of the Auditor relating to the work, if any, to be performed by the Auditor hereunder shall be borne by the Holder and Acquiror in proportion that the aggregate amount of disputed items that were determined in favor of the other party (as finally determined by the Auditor) bears to the total amount of disputed items submitted by the Holder and Acquiror. The Allocation as finally determined pursuant to this Section 3.4 shall be the “Final Allocation.”

(b)          Except as otherwise required pursuant to a “final determination” (as defined in Section 1313(a)(1) of the Code) or analogous state, local, or foreign Law, the Holder and Acquiror shall (and shall cause their respective Affiliates to) (i) be bound by the Final Allocation for purposes of determining any Taxes, (ii) prepare and file IRS Form 8594 and any other comparable forms required under applicable Tax Law in a manner consistent with the Final Allocation, (iii) prepare and file its Tax Returns (and any other document used to determine, assess, or otherwise collect Taxes) on a basis consistent with the Final Allocation, and (iv) take no position inconsistent with the Final Allocation on any applicable Tax Return or in any proceeding relating to Taxes. In the event that a Governmental Authority disputes the Final Allocation, the party receiving notice of such dispute shall promptly notify the other party, and Holder and Acquiror shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to defend such Final Allocation in any applicable proceeding.

(c)          Holder and Acquiror shall (and shall cause their respective Affiliates to) apportion any item treated as an adjustment to the purchase price for U.S. federal income tax purposes to the equity interest or asset to which such adjustment relates. In the event of any adjustment to the Final Allocation, the parties shall timely file with any relevant Governmental Authority any additional information required to be filed under applicable Law.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

Except as set forth in the disclosure letter delivered to Acquiror and Merger Subs by the Holder on the date of this Agreement (the “Holder Disclosure Letter”) (each section of which, subject to Section 13.8, qualifies the correspondingly numbered and lettered representations in this Article IV) and as contemplated by the Pre-Closing Restructuring, the Holder represents and warrants to Acquiror and Merger Subs as follows:

Section 4.1           Company Organization. The Holder has been duly organized and is validly existing as a company limited by shares in good standing under the Laws of the British Virgin Islands, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Holder is duly licensed or qualified and in good standing as a foreign company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to have a Holder Material Adverse Effect.

27

Section 4.2           Due Authorization. The Holder has all requisite company power and authority to (a) execute and deliver this Agreement and the other documents contemplated hereby, and (b) (subject to the approvals described in Section 5.5) consummate the transactions contemplated hereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors of the Holder. No other company proceeding on the part of the Holder is necessary to authorize this Agreement and the other documents contemplated hereby. This Agreement has been, and on or prior to the Closing, the other documents to which the Holder is a party contemplated hereby will be, duly and validly executed and delivered by the Holder, and this Agreement constitutes, and on or prior to the Closing, the other documents to which the Holder is a party contemplated hereby will constitute, a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3           No Conflict. The execution and delivery by the Holder of this Agreement and the other documents to which the Holder is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of the Holder, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to the Holder, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Holder is a party or by which the Holder may be bound, or terminate or result in the termination of any such Contract or (d) ,result in the creation of any Lien upon any of the properties or assets of the Holder, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Holder Material Adverse Effect.

Section 4.4           Ownership. The Holder has, directly or indirectly, good, valid and marketable title to the Company Interests owned (beneficially and of record) by the Holder as set forth on Section 4.4 of the Holder Disclosure Letter (the “Holder Company Interests”), free and clear of all Liens other than applicable securities Laws restrictions. The Holder Company Interests represent all of the issued and outstanding Company Interests. Other than this Agreement, the Holder Company Interests are not subject to any stockholder agreement, investor rights agreement, registration rights agreement, voting agreement or trust, proxy or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Holder Company Interests.

28

Section 4.5           Litigation and Proceedings. As of the date hereof, (a) there are no pending or, to the knowledge of the Holder, threatened Legal Proceedings against the Holder or its properties or assets (excluding the Companies), or, to the knowledge of the Holder, any of its directors, officers or employees (in their capacity as such); (b) there are no investigations or other inquiries pending or, to the knowledge of the Holder, threatened by any Governmental Authority, against the Holder or its properties or assets (excluding the Companies), or, to the knowledge of the Holder, any of its officers, directors or employees (in their capacity as such); and (c) there is no outstanding Governmental Order imposed upon the Holder nor are any assets of the Holder’s business bound or subject to any Governmental Order, except, in each case, to the extent that the occurrence or existence of the foregoing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Holder Material Adverse Effect.

Section 4.6           Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the Holder or any of its Affiliates for which Acquiror or the Companies or any of their Subsidiaries may become liable.

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Except (i) as set forth in the disclosure letter delivered to Acquiror and Merger Subs by the Companies on the date of this Agreement (the “Company Disclosure Letter”) (each section of which, subject to Section 13.8, qualifies the correspondingly numbered and lettered representations in this Article V) and (ii) as otherwise explicitly contemplated by the Pre-Closing Restructuring, in each case, the Companies represent and warrant to Acquiror and Merger Subs as follows:

Section 5.1           Company Organization. Each of the Companies has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and each has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Companies, in each case, as amended to the date of this Agreement and as previously made available by or on behalf of the Companies to Acquiror, are true, correct and complete. Each of the Companies is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the business of the Companies and their Subsidiaries, taken as a whole.

29

Section 5.2           Subsidiaries. A complete list of each Subsidiary of the Companies (after giving effect to the Pre-Closing Restructuring) and its jurisdiction of incorporation, formation or organization, as applicable, is set forth on Section 5.2 of the Company Disclosure Letter. The Subsidiaries of the Companies have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Companies’ Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Companies. Each Subsidiary of the Companies is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 5.3           Due Authorization.

(a)          Each of the Companies has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 5.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which any Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Managing Member, Board of Managers or Board of Directors, as applicable, of each such Company, and no other company or corporate proceeding on the part of the Companies is necessary to authorize this Agreement and the other documents to which any Company is a party contemplated hereby. This Agreement has been, and on or prior to the Closing, the other documents to which any Company is a party contemplated hereby will be, duly and validly executed and delivered by each such Company and this Agreement constitutes, and on or prior to the Closing, the other documents to which any Company is a party contemplated hereby will constitute, a legal, valid and binding obligation of each such Company, enforceable against each such Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)          On or prior to the date of this Agreement, the Managing Member, Board of Managers or Board of Directors, as applicable, of each Company has duly adopted resolutions (i) determining that this Agreement and the other documents to which such Company is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, such Company and its members or shareholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by such Company of this Agreement and the other documents to which such Company is a party contemplated hereby and the transactions contemplated hereby and thereby. No other company or corporate action is required on the part of the Companies or any of their members or shareholders to enter into this Agreement or the documents to which such Company is a party contemplated hereby or to approve the Mergers.

30

Section 5.4           No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.5 and except as set forth on Section 5.4 of the Company Disclosure Letter, the execution and delivery by the Companies of this Agreement and the documents to which any Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Companies, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to any Company or any of the Companies’ Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 5.12(a) to which any Company or any of the Companies’ Subsidiaries is a party or by which any Company or any of the Companies’ Subsidiaries may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Company or any of the Companies’ Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Companies to enter into and perform their obligations under this Agreement or (ii) be material to the business of the Companies and their Subsidiaries, taken as a whole.

Section 5.5           Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) is required on the part of any of the Companies or their Subsidiaries with respect to any Company’s execution or delivery of this Agreement or the consummation by the Companies of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act; (ii) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Companies to perform or comply with on a timely basis any material obligation of the Companies under this Agreement or to consummate the transactions contemplated hereby and (iii) the filing of the Certificates of Merger in accordance with the DLLCA and DGCL, as applicable.

Section 5.6           Capitalization of the Companies.

(a)          The Company Interests comprise all of the Companies’ authorized equity interests that are issued and outstanding. All of the issued and outstanding Company Interests (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Companies and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Companies or any Contract to which any Company is a party or otherwise bound; and (iv) are free and clear of any Liens.

31

(b)          Except as set forth on Section 5.6(b) of the Company Disclosure Letter, none of the Companies have granted any outstanding subscriptions, options, stock appreciation rights, warrants, rights or other securities (including debt securities) convertible into or exchangeable or exercisable for Company Interests, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of any of the Companies or the value of which is determined by reference to shares or other equity interests of any of the Companies, and there are no voting trusts, proxies or agreements of any kind which may obligate the Companies to issue, purchase, register for sale, redeem or otherwise acquire any Company Interests.

Section 5.7           Capitalization of Subsidiaries.

(a)          The outstanding shares of capital stock or equity interests of each of the Companies’ Subsidiaries (i) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound; and (iv) are free and clear of any Liens.

(b)          Following the completion of the Pre-Closing Restructuring, the Companies will collectively own of record and beneficially all the issued and outstanding shares of capital stock or equity interests of such Subsidiaries free and clear of any Liens other than Permitted Liens.

(c)          Except as set forth on Section 5.7(c) of the Company Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any capital stock of such Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Subsidiary of any Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock.

32

Section 5.8           Financial Statements.

(a)          Attached as Section 5.8(a) of the Company Disclosure Letter are:

(i)          true and complete copies of the unaudited consolidated balance sheets and statements of operations and comprehensive loss, cash flow and change in stockholders’ equity of the Companies and their Subsidiaries as of and for the years ended December 31, 2018 and December 31, 2017 (the “Unaudited Financial Statements”); and

(ii)         true and complete copies of the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit and cash flow of the Companies and their Subsidiaries as of and for the three-month period ended March 31, 2019 (the “Q1 Financial Statements” and, together with the Unaudited Financial Statements, Audited Financial Statements and Q2 Financial Statements, the “Financial Statements”).

(b)          Except as set forth on Section 5.8(b) of the Company Disclosure Letter, the Unaudited Financial Statements, the Q1 Financial Statements and, when delivered pursuant to Section 7.3, the Audited Financial Statements and Q2 Financial Statements, in each case, (i) fairly present in all material respects the consolidated financial position of the Companies and their consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in stockholders’ equity (with respect to the Audited Financial Statements only) and their consolidated cash flows for the respective periods then ended (subject, in the case of the Q1 Financial Statements and Q2 Financial Statements, to normal year-end adjustments and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Unaudited Financial Statements, Q1 Financial Statements and Q2 Financial Statements, the absence of footnotes or the inclusion of limited footnotes), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Companies and its consolidated Subsidiaries and (iv) when delivered by the Companies for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 7.3, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c)          Neither any Company (including any employee thereof) nor any independent auditor of the Companies has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Companies, (ii) any fraud, whether or not material, that involves the Companies’ management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Companies or (iii) any claim or allegation regarding any of the foregoing.

Section 5.9           Undisclosed Liabilities. Except as set forth on Section 5.9 of the Company Disclosure Letter, there is no other liability, debt (including Indebtedness) or obligation of, or claim or judgment against, any Company or any of the Companies’ Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of the operation of business, consistent with past practice, of the Companies and their Subsidiaries or (c) that will be discharged or paid off prior to or at the Closing.

33

Section 5.10         Litigation and Proceedings. Except as set forth on Section 5.10 of the Company Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of the Companies, threatened, lawsuits, actions, suits, judgments, claims or other proceedings at law or in equity (collectively, “Legal Proceedings”) against any Company or any of the Companies’ Subsidiaries or their respective properties or assets; (b) no investigations or other inquiries are pending or, to the knowledge of the Companies, threatened by any Governmental Authority, against any Company or any of the Companies’ Subsidiaries or their respective properties or assets; and (c) there is no outstanding Governmental Order imposed upon any Company or any of the Companies’ Subsidiaries; nor are any properties or assets of any Company or any of the Companies’ Subsidiaries’ respective businesses bound or subject to any Governmental Order except, in the case of each of clauses (a) – (c), as would not be, or would not reasonably be expected to be, material to the business of the Companies and their Subsidiaries, taken as a whole.

Section 5.11         Legal Compliance. As of the date hereof, each of the Companies and their Subsidiaries is in compliance with all applicable Laws in all material respects. For the past three (3) years, the Companies and their Subsidiaries have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been material to the business of the Companies and their Subsidiaries, taken as a whole.

Section 5.12         Contracts; No Defaults.

(a)          Section 5.12(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xv) below to which, as of the date of this Agreement, any Company or any of the Companies’ Subsidiaries is a party or by which they are bound, other than a Company Benefit Plan. True, correct and complete copies of the Contracts listed on Section 5.12(a) of the Company Disclosure Letter have previously been delivered to or made available to Acquiror or its agents or representatives, together with all amendments thereto.

(i)          Any Contract with any of the Top Vendors;

(ii)         Each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by a Company or any of the Companies’ Subsidiaries, including any agreement or commitment for future loans, credit or financing, in each case, in excess of $500,000;

(iii)        Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Companies or any of their Subsidiaries in the last two (2) years, in each case, involving payments in excess of $500,000 other than Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing;

34

(iv)        Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property and involves aggregate payments in excess of $500,000 in any calendar year;

(v)         Each Contract involving the formation of a joint venture, partnership, or limited liability company;

(vi)        Contracts (other than employment agreements, employee confidentiality and invention assignment agreements, equity or incentive equity documents and Governing Documents) between the Companies and their Subsidiaries, on the one hand, and Affiliates of any of the Companies or any of the Companies’ Subsidiaries (other than a Company or any of the Companies’ Subsidiaries), the officers and managers (or equivalents) of any Company or any of the Companies’ Subsidiaries, the members or shareholders of any Company or any of the Companies’ Subsidiaries, any employee of a Company or any of the Companies’ Subsidiaries or a member of the immediate family of the foregoing Persons, on the other hand (collectively, “Affiliate Agreements”);

(vii)       Contracts with each current officer, manager, director or current employee or worker of or consultant to any of the Companies or their Subsidiaries that provide annual base compensation (excluding bonus and other benefits) in excess of $250,000;

(viii)      Contracts with any employee or consultant of any Company or any of the Companies’ Subsidiaries that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the transactions contemplated hereby;

(ix)         Contracts containing covenants of any Company or any of the Companies’ Subsidiaries (A) prohibiting or limiting the right of any Company or any of the Companies’ Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Companies’ and the Companies’ Subsidiaries’ ability to conduct their business with any Person in any geographic area in any material respect;

(x)          Any collective bargaining (or similar) agreement or Contract between any Company or any of the Companies’ Subsidiaries, on one hand, and any labor union, works council or other body representing employees of any Company or any of the Companies’ Subsidiaries, on the other hand;

(xi)         Each Contract (including license agreements, coexistence agreements, and agreements with covenants not to sue, but not including non-disclosure agreements, contractor services agreements, consulting services agreements, incidental trademark licenses incident to marketing, printing or advertising Contracts) pursuant to which any Company or any of the Companies’ Subsidiaries (i) grants to a third Person the right to use material Intellectual Property of the Companies and their Subsidiaries or (ii) is granted by a third Person the right to use Intellectual Property that is material to the business of the Companies and their Subsidiaries (other than Contracts granting nonexclusive rights to use commercially available off-the-shelf software);

35

(xii)        Each Contract requiring capital expenditures by any Company or any of the Companies’ Subsidiaries after the date of this Agreement in an amount in excess of $500,000 in any calendar year;

(xiii)       Any Contract that (A) grants to any third Person any “most favored nation rights” or (B) grants to any third Person price guarantees for a period greater than one year from the date of this Agreement and requires aggregate future payments to the Companies and their Subsidiaries in excess of $500,000 in any calendar year;

(xiv)      Contracts granting to any Person (other than the Companies or their Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in any Company or any of the Companies’ Subsidiaries;

(xv)       Any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xiv) of this Section 5.12(a).

(b)          Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Closing Date, all of the Contracts listed pursuant to Section 5.12(a) in the Company Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or the Subsidiary of any Company party thereto and, to the knowledge of the Companies, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the Companies and their Subsidiaries, taken as a whole, (x) the Companies and their Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Contracts listed pursuant to Section 5.12(a) and neither the Companies, the Companies’ Subsidiaries, nor, to the knowledge of the Companies, any other party thereto is in breach of or default under any such Contract, (y) during the last twelve (12) months, neither the Companies nor any of their Subsidiaries has received any written claim or notice of termination or breach of or default under any such Contract, and (z) to the knowledge of the Companies, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Contract by the Companies or their Subsidiaries or, to the knowledge of the Companies, any other party thereto (in each case, with or without notice or lapse of time or both).

36

Section 5.13         Company Benefit Plans.

(a)          Section 5.13(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and any other plan, policy, program or agreement (including any employment, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, retention, supplemental retirement, change in control or similar plan, policy, program or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee, which are maintained, sponsored or contributed to by any Company or any of the Companies’ Subsidiaries, or to which any Company or any of the Companies’ Subsidiaries is a party or has or may have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any Governmental Authority (each, a “Company Benefit Plan”). The Companies have delivered to Acquiror, to the extent applicable, true, complete and correct copies of (A) each Company Benefit Plan (or, if not written a written summary of its material terms), including all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) the most recent summary plan descriptions, including any summary of material modifications (C) the most recent annual reports (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan, (D) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, and (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter.

(b)          Except as set forth on Section 5.13(b) of the Company Disclosure Letter, (i) each Company Benefit Plan has been operated and administered in material compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in the Companies’ financial statements to the extent required by GAAP; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Companies, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan; (iv) to the knowledge of the Companies, there has not been any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan; and (v) neither the Companies nor, to the knowledge of the Companies, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan.

(c)          No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”) and neither the Companies nor any of their ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Neither the Companies nor any ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

37

(d)          With respect to the Companies Benefit Plans, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Companies, threatened, and to the knowledge of the Companies, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims.

(e)          No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Companies or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary). No condition exists that would prevent the Companies or any Subsidiary of the Companies from amending or terminating any Company Benefit Plan providing health or medical benefits in respect of any active employee of the Companies or any Subsidiary of the Companies (other than in accordance with the applicable Company Benefit Plan).

(f)          Except as set forth on Section 5.13(f) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as termination following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other service provider of the Companies or any Subsidiary of the Companies to any severance pay or any other compensation payable by the Companies or any Subsidiary of the Companies, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or other individual service provider by the Companies or a Subsidiary of the Companies. The consummation of the transactions contemplated hereby will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code. No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.

(g)          With respect to each Company Benefit Plan subject to the Laws of any jurisdiction outside the United States, (i) all employer contributions to each such Company Benefit Plan required by Law or by the terms of such Company Benefit Plan have been made, (ii) each such Company Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the knowledge of the Companies, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing, and (iii) each such Company Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws. Each Company Benefit Plan subject to the Laws of any jurisdiction outside the United States which provides retirement benefits is a defined contribution plan.

(h)          In the past six years, no employee of the Companies or any Subsidiary of the Companies in the United Kingdom has transferred to their employer pursuant to the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 (as amended) who prior to such transfer participated in a defined benefit pension scheme that made provision for benefits other than related to old age, invalidity or death.

38

(i)          Neither the Companies nor any Subsidiary has in the past six years been an employer in relation to, participated in or had any liability (whether prospective, contingent or otherwise) to or in respect of a defined benefit pension scheme or, except as would not be material to the business of the Companies and their Subsidiaries, has been an “associate of” or “connected with” any Person who is or has been an employer in relation to such a scheme.

Section 5.14         Labor Relations; Employees.

(a)          Except as set forth on Section 5.14(a) of the Company Disclosure Letter, neither the Companies nor any of their Subsidiaries is a party to or bound by any collective bargaining agreement, works council agreement, or any similar agreement, no such agreement is being negotiated by any Company or any of the Companies’ Subsidiaries, and no labor union or any other employee representative body has requested or, to the knowledge of the Companies, has sought to represent any of the employees of the Companies or their Subsidiaries. To the knowledge of the Companies, there have been no labor organization activity involving any employees of the Companies or any of their Subsidiaries. In the past three (3) years, there has been no actual or, to the knowledge of the Companies, threatened strike, slowdown, work stoppage, lockout or other material labor dispute against or affecting the Companies or any Subsidiary.

(b)          Each of the Companies and their Subsidiaries are, and have been for the past three (3) years, in material compliance with all applicable Laws respecting labor and employment including, but not limited to, all Laws respecting terms and conditions of employment, health and safety, wages and hours, holiday pay and the calculation of holiday pay, working time, employee classification (with respect to both exempt vs. non-exempt status and employee vs. independent contractor and worker status), child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance.

(c)          In the past three (3) years, the Companies and their Subsidiaries have not received (i) notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Authority against them, (ii) notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other complaints, grievances or arbitration procedures against them, (iii) notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (v) notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

39

(d)          To the knowledge of the Companies, no employee of any Company or any Companies’ Subsidiaries with annual base salary in excess of $250,000 intends to terminate his or her employment.

(e)          To the knowledge of the Companies, no present or former employee, worker or independent contractor of any Company or any of the Companies’ Subsidiaries’ is in violation of (i) any restrictive covenant, nondisclosure obligation or fiduciary duty to any Company or any of the Companies’ Subsidiaries or (ii) any restrictive covenant or nondisclosure obligation to a former employer or engager of any such individual relating to (A) the right of any such individual to work for or provide services to any Company or any of the Companies’ Subsidiaries’ or (B) the knowledge or use of trade secrets or proprietary information.

(f)          Neither the Companies nor any of their Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of any Company or any of the Companies’ Subsidiaries that involves allegations relating to sexual harassment by either (i) an officer of any Company or any of the Companies’ Subsidiaries or (ii) an employee of any Company or any of the Companies’ Subsidiaries at the level of Vice President or above. To the knowledge of the Companies, in the last five (5) years, no allegations of sexual harassment have been made against (i) an officer of any Company or any of the Companies’ Subsidiaries or (ii) an employee of any Company or any of the Companies’ Subsidiaries at the level of Vice President or above.

Section 5.15         Taxes

(a)          Company LLC and each of its Subsidiaries (other than Virgin Galactic Limited, Company A and Company B) is, and has been since the date of its formation, classified as an entity disregarded as separate from its owner for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3.

(b)          Virgin Galactic Limited may make an election effective prior to or as of the Closing Date to be classified as an entity disregarded as separate from its owner for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3.

(c)          None of the assets of the Companies or any of their Subsidiaries are treated as interests in a partnership or other entity for U.S. federal income tax purposes.

(d)          All Tax Returns required to be filed by or with respect to any Company or any of the Companies’ Subsidiaries’ have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and all Taxes due and payable (whether or not shown on any Tax Return) have been paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(e)          Each of the Companies and their respective Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts and otherwise complied in all material respects with all applicable withholding and related reporting requirements.

40

(f)          There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of any Company or any of the Companies’ Subsidiaries’.

(g)          No deficiency for any amount of material Tax has been asserted or assessed by any Governmental Authority against any Company or any of the Companies’ Subsidiaries’ that remains unpaid except for deficiencies being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(h)          There are no ongoing or pending Legal Proceedings with respect to any material Taxes of any Company or any of the Companies’ Subsidiaries’ and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of any Company or any of the Companies’ Subsidiaries’.

(i)          Neither any of the Companies nor any of their Subsidiaries has made a request for an advance tax ruling, request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any Taxes.

(j)          Neither any of the Companies nor any of their Subsidiaries is a party to any Tax indemnification or Tax sharing agreement (other than any such agreement solely between the Companies and/or its existing Subsidiaries and customary commercial Contracts not primarily related to Taxes).

(k)          Neither any of the Companies nor any of their Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

(l)          Neither any of the Companies nor any of their Subsidiaries is liable for Taxes of any other Person (other than the Companies and their Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts not primarily related to Taxes).

(m)          No written claim has been made by any Governmental Authority where any Company or any of the Companies’ Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(n)          Neither any of the Companies nor any of their Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(o)          Neither any of the Companies nor any of their Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

41

(p)          Neither any of the Companies nor any of their Subsidiaries will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (v) election under Section 108(i) of the Code or any similar provision of state, local or foreign Law or (vi) election pursuant to Section 965 of the Code (or any similar provision of state, local or foreign Law), and to the knowledge of the Companies, the IRS has not proposed any such adjustment or change in accounting method.

(q)          Neither any of the Companies nor any of their Subsidiaries is or will be subject to any material Tax (including any Taxes that may be triggered under Section 1502 of the Code and the Treasury Regulations promulgated thereunder) as a result of the Pre-Closing Restructuring.

(r)          Neither Company A nor Company B has been, is, or immediately prior to the Effective Time will be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(s)          Neither any of the Companies nor any of their Subsidiaries has taken any action, nor, to the knowledge of any of the Companies or any of their Subsidiaries, are there any facts or circumstances, that could reasonably be expected to prevent Corp Merger A or Corp Merger B from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.16         Brokers’ Fees. Except as set forth on Section 5.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the any Company, any of the Companies’ Subsidiaries’ or any of their Affiliates for which Acquiror, any Company or any of the Companies’ Subsidiaries has any obligation.

Section 5.17         Insurance. Section 5.17 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, any Company or any of the Companies’ Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Acquiror. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by any Company or any of the Companies’ Subsidiaries with respect to any such policy. Except as disclosed on Section 5.17 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months.

42

Section 5.18         Permits. The Companies and their Subsidiaries have obtained all of the material Permits reasonably required to permit the Companies and their Subsidiaries to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of the Companies and their Subsidiaries as currently conducted. Each material Permit held by a Company or any of the Companies’ Subsidiaries is valid, binding and in full force and effect. Neither the Companies nor any of its Subsidiaries (a) is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) in any material respect of any term, condition or provision of any material Permit to which it is a party, (b) is or has been the subject of any pending or threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any material Permit; or (c) has received any notice that any Governmental Authority that has issued any material Permit intends to cancel, terminate, or not renew any such material Permit, except to the extent such material Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby, or as otherwise disclosed in Section 5.4 of the Company Disclosure Letter, provided such amendment, replacement, or reissuance does not materially adversely affect the continuous conduct of the business of the Companies and their Subsidiaries as currently conducted from and after Closing.

Section 5.19         Equipment and Other Tangible Property. The Companies or one of their Subsidiaries owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other tangible property reflected on the books of the Companies and their Subsidiaries as owned by the Companies or one of their Subsidiaries, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Companies and their Subsidiaries are structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use.

Section 5.20         Real Property.

(a)          Section 5.20 of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Leased Real Property and all Real Property Leases (as hereinafter defined) pertaining to such Leased Real Property. With respect to each parcel of Leased Real Property:

(i)          The Companies or on of their Subsidiaries holds a good and valid leasehold estate in, and enjoys peaceful and undisturbed possession of, such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(ii)         The Companies’ and their Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed.

43

(iii)        The Companies and their Subsidiaries have delivered to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in to the Leased Real Property by or to the Companies and their Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases have been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror.

(iv)        The Companies and their Subsidiaries are in material compliance with all Liens, encumbrances, easements, restrictions, and other matters of record affecting the Leased Real Property, and neither any Company nor any of the Companies’ Subsidiaries has received any notice alleging any default or breach under any of such Liens, encumbrances, easements, restrictions, or other matters and, to the knowledge of the Companies, no default or breach, nor any event that with notice or the passage of time would result in a default or breach, by any other contracting parties has occurred thereunder. The Companies’ and their Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed, and to the knowledge of the Companies, there are no material disputes with respect to such Real Property Leases.

(v)         As of the date of this Agreement, no party, other than the Companies or their Subsidiaries, has any right to use or occupy the Leased Real Property or any portion thereof.

(vi)        Neither the Companies nor any of their Subsidiaries have received written notice of any current condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property.

(b)          None of the Companies or any of their Subsidiaries owns any land (“Owned Land”).

Section 5.21         Intellectual Property.

(a)          Section 5.21(a) of the Company Disclosure Letter lists each item of Intellectual Property that is registered and applied-for with a Governmental Authority and is owned by a Company or any of the Companies’ Subsidiaries as of the date of this Agreement, whether applied for or registered in the United States or internationally as of the date of this Agreement (“Company Registered Intellectual Property”). A Company or one of the Companies’ Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property, and, to the knowledge of the Companies, all such Company Registered Intellectual Property is subsisting and, excluding any pending applications included in the Company Registered Intellectual Property, is valid and enforceable. Except as would not be expected to be material to the Companies and their Subsidiaries, taken as a whole, the Companies or one of their Subsidiaries own, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property reasonably necessary for the continued conduct of the business of the Companies and their Subsidiaries in substantially the same manner as such business has been operated during the twelve (12) months prior to the date hereof.

44

(b)          The Companies and their Subsidiaries have not within the three (3) years preceding the date of this Agreement infringed upon, misappropriated or otherwise violated and are not infringing upon, misappropriating or otherwise violating any Intellectual Property of any third Person, and there is no Action pending to which any Company or any of the Companies’ Subsidiaries is a named party, or to the knowledge of the Companies, that is threatened in writing, alleging the Companies’ or their Subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of any third Person.

(c)          Except as set forth on Section 5.21(c) of the Company Disclosure Letter, to the knowledge of the Companies as of the date of this Agreement (i) no Person is infringing upon, misappropriating or otherwise violating any material Intellectual Property of any Company or any of the Companies’ Subsidiaries in any material respect, and (ii) the Companies and their Subsidiaries have not sent to any Person within the three (3) years preceding the date of this Agreement any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of any Company or any of the Companies’ Subsidiaries.

(d)          The Companies and their Subsidiaries take commercially reasonable measures to protect the confidentiality of trade secrets included in their Intellectual Property that are material to the business of the Companies and their Subsidiaries. To the knowledge of the Companies, there has not been any unauthorized disclosure of or unauthorized access to any trade secrets of any Company or any of the Companies’ Subsidiaries to or by any Person in a manner that has resulted or may result in the misappropriation of, or loss of trade secret or other rights in and to such information, except as would not result in a Company Material Adverse Effect.

(e)          No government funding, nor any facilities of a university, college, other educational institution or research center, was used in the development of the Intellectual Property owned by any Company or any of the Companies’ Subsidiaries and used in connection with the business.

(f)          The Companies and their Subsidiaries maintain and are in compliance with, and during the three (3) years preceding the date of this Agreement have maintained and been in compliance with, (i) all applicable Laws relating to the privacy and/or security of personal information, (ii) the Companies’ and their Subsidiaries’ posted or publicly facing privacy policies, and (iii) the Companies’ and their Subsidiaries’ contractual obligations concerning cybersecurity, data security and the security of the Companies’ and each of their Subsidiaries’ information technology systems, in each case of (i)-(iii) above, other than any non-compliance that, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Companies and their Subsidiaries. There are no Actions by any Person (including any Governmental Authority) pending to which any Company or any of the Companies’ Subsidiaries is a named party or, to the knowledge of the Companies, threatened in writing against the Companies or their Subsidiaries alleging a violation of any third Person’s privacy or personal information rights.

45

(g)          During the three (3) years preceding the date of this Agreement (i) there have been no material breaches of the security of the information technology systems of the Companies and their Subsidiaries, and (ii) there have been no disruptions in any information technology systems that materially adversely affected the Companies’ and their Subsidiaries’ business or operations. The Companies and their Subsidiaries take commercially reasonable and legally compliant measures designed to protect confidential, sensitive or personally identifiable information in its possession or control against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards. To the knowledge of the Companies, neither the Companies nor any Subsidiary has (A) experienced any incident in which such information was stolen or improperly accessed, including in connection with a breach of security, or (B) received any written notice or complaint from any Person with respect to any of the foregoing, nor has any such notice or complaint been threatened in writing against any Company or any of the Companies’ Subsidiaries.

(h)          With respect to the software used or held for use in the business of the Companies and their Subsidiaries, to the knowledge of the Companies, no such software contains any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or any “back door,” “time bomb”, “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other software or information or data (or any parts thereof) of the Companies or their Subsidiaries or customers of the Companies and their Subsidiaries.

(i)          The Companies’ and their Subsidiaries’ use and distribution of (i) software developed by a Company or any Subsidiary, and (ii) Open Source Materials, is in material compliance with all Open Source Licenses applicable thereto. None of the Companies or any Subsidiary of the Companies has used any Open Source Materials in a manner that requires any software owned by any Company or any of the Companies’ Subsidiaries, to be subject to Copyleft Licenses.

Section 5.22         Environmental Matters.

(a)          The Companies and their Subsidiaries are and, except for matters which have been fully resolved, have been in material compliance with all Environmental Laws.

(b)          There has been no material release of any Hazardous Materials by the Companies or their Subsidiaries (i) at, in, on or under any Owned Land or Leased Real Property or in connection with the Companies’ or their Subsidiaries’ operations off-site of the Owned Land or the Leased Real Property or (ii) to the knowledge of the Companies, at, in, on or under any formerly owned or Leased Real Property during the time that the Companies owned or leased such property or at any other location where Hazardous Materials generated by any Company or any of the Companies’ Subsidiaries have been transported to, sent, placed or disposed of.

(c)          Neither the Companies nor their Subsidiaries are subject to any current Governmental Order relating to any material non-compliance with Environmental Laws by the Companies or their Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

46

(d)          No material Legal Proceeding is pending or, to the knowledge of the Companies, threatened with respect to the Companies’ or their Subsidiaries’ compliance with or liability under Environmental Laws, and, to the knowledge of the Companies, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.

(e)          The Companies have made available to Acquiror all material environmental reports, assessments, audits and inspections and any material communications or notices from or to any Governmental Authority concerning any material non-compliance of any Company or any of the Companies’ Subsidiaries with, or liability of any Company or any of the Companies’ Subsidiaries under, Environmental Law.

Section 5.23         Absence of Changes.

(a)          From the date of the most recent balance sheet included in the Financial Statements to the date of this Agreement, there has not been any Company Material Adverse Effect.

(b)          From the date of the 2016 Separation Agreement, the Companies and their Subsidiaries have, in all material respects, conducted their business and operated their properties in compliance with the 2016 Separation Agreement.

Section 5.24         Anti-Corruption Compliance.

(a)          For the past three (3) years, neither the Companies nor any of their Subsidiaries, nor, to the knowledge of the Companies, any director, officer, employee or agent acting on behalf of any Company or any of the Companies’ Subsidiaries, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of the Anti-Bribery Laws.

(b)          Each of the Companies and their Subsidiaries, have instituted and maintain policies and procedures reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.

(c)          To the knowledge of the Companies, as of the date hereof, there are no current or pending internal investigations, third party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to any Company or any of the Companies’ Subsidiaries.

47

Section 5.25         Sanctions and International Trade Compliance; Security Clearances.

(a)          The Companies and their Subsidiaries (i) are, and have been for the past five (5) years, in compliance in all material respects with all International Trade Laws and Sanctions Laws, and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions Laws (the “Export Approvals”). There are no pending or, to the knowledge of the Companies, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against any Company or any of the Companies’ Subsidiaries related to any International Trade Laws or Sanctions Laws or any Export Approvals.

(b)          Neither the Companies nor any of their Subsidiaries nor any of their respective directors or officers, or to the knowledge of the Companies, employees or any of the Companies’ or their Subsidiaries’ respective agents, representatives or other Persons acting on behalf of any Company or any of the Companies’ Subsidiaries, (i) is, or has during the past five (5) years, been a Sanctioned Person or (ii) has transacted business directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws. The Companies and their Subsidiaries have in place a system of internal controls designed to provide reasonable assurance that violations of International Trade Laws and Sanctions Laws will be prevented, detected, and deterred.

(c)          Section 5.25(c) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all of the Current Company Government Contracts and outstanding Company Government Bids that require any of the Companies or their Subsidiaries to acquire or maintain any level of security clearance (including any national security designation).

(d)          Section 5.25(d) of the Company Disclosure Letter sets forth a true and complete list of all active facility security clearances held by the Companies and their Subsidiaries and all personnel security clearances held by any officer, director or employee of the Companies and their Subsidiaries. The clearances set forth in Section 5.25(d) of the Company Disclosure Letter constitute all of the facility and personnel security clearances necessary to conduct the business of the Companies and their Subsidiaries as it is currently being conducted.

(e)           Each of the Companies and their Subsidiaries are, and for the three (3) years preceding the date of this Agreement have been in compliance with all national security obligations, including those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (as amended and/or supplemented, “NISPOM”) except as would not be material to the business of the Companies and their Subsidiaries, taken as a whole. Other than routine audits by the Defense Security Service, there has been no audit relating to the Companies’ or their Subsidiaries’ compliance with the requirements of the NISPOM that resulted in material adverse findings against the Companies or their Subsidiaries.

Section 5.26         Information Supplied. None of the information supplied or to be supplied by any Company or any of the Companies’ Subsidiaries specifically for inclusion in the Registration Statement will, at the date on which the Proxy Statement/Registration Statement is first mailed to the Acquiror Shareholders or at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

48

Section 5.27         Vendors.

(a)          Section 5.27(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top ten (10) vendors based on the aggregate Dollar value of the Companies’ and their Subsidiaries’ transaction volume with such counterparty during the trailing twelve months for the period ending December 31, 2018 (the “Top Vendors”).

(b)          Except as set forth on Section 5.27(b) of the Company Disclosure Letter, none of the Top Vendors has, as of the date of this Agreement, informed in writing any of any Company or any of the Companies’ Subsidiaries that it will, or, to the knowledge of the Companies, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with any Company or any of the Companies’ Subsidiaries (other than due to the expiration of an existing contractual arrangement), and to the knowledge of the Companies, none of the Top Vendors is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against the Companies or their Subsidiaries or their respective businesses.

Section 5.28         Sufficiency of Assets; Customer Deposits.

(a)          Except (i) for the services provided pursuant to the Transition Services Agreements or (ii) as would not be expected to be material to the Companies and their Subsidiaries, taken as a whole, the tangible and intangible assets owned, licensed or leased by the Companies and their Subsidiaries constitute all of the assets reasonably necessary for the continued conduct of the business of the Companies and their Subsidiaries after the Closing in the ordinary course consistent with past practice. Notwithstanding the foregoing, this Section 5.28(a) shall not be deemed a representation or warranty regarding non-infringement, validity or enforceability of Intellectual Property.

(b)          Section 5.28(b) of the Company Disclosure Letter sets forth, as of a date within two (2) Business Days prior to the date of this Agreement, the aggregate amount of Customer Deposits held pursuant to the Deposit Agreements, which amount remains substantially the same as of the date of this Agreement. All Customer Deposits are, and have at all times been, managed, accessed or withdrawn solely in material compliance with and pursuant to the terms of the Deposit Agreements. The execution and delivery of this Agreement, the Ancillary Agreements and the other documents contemplated hereby by the Companies and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Deposit Agreement, or result in the termination of any Deposit Agreement.

49

Section 5.29         Aviation Regulation Compliance. Except as would not be material to the business of the Companies and their Subsidiaries, taken as a whole, the Companies and each of their Subsidiaries (i) is in compliance with all applicable Laws prescribed by the United States Federal Aviation Administration (“FAA”) under Title 14 of the Code of Federal Regulations (such Laws, collectively, “Aviation Regulations”), (ii) has not violated, been subject to an investigation with respect to or made voluntary disclosures with respect to potential violations of any Aviation Regulations since January 1, 2016 and (iii) has not been cited by the FAA or foreign aviation authorities for any material discrepancies or violations during inspections or audits since January 1, 2016.

Section 5.30         Government Contracts.

(a)          Section 5.30(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of Current Company Government Contracts and outstanding Company Government Bids.

(b)          Each Current Company Government Contract is in full force and effect and not subject to any Legal Proceedings, other than audits in the ordinary course of business by the Defense Contract Audit Agency, the Defense Contract Management Agency, the Office of Federal Contract Compliance Programs or their non-United States equivalent.

(c)          The execution and delivery of this Agreement and the other documents contemplated hereby, the performance of the Companies and their Subsidiaries and their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not result in any material violation, breach or default of any term or provision of any Current Company Government Contract or noncompliance in any material respect with any Laws applicable thereto.

(d)          The Companies and their Subsidiaries are, and for the three (3) years preceding the date of this Agreement have been, in compliance with all Government Contract Laws (including Executive Order 11246) pertaining to the Company Government Contracts and Company Government Bids, except as would not be material to the business of the Companies and their Subsidiaries, taken as a whole.

(e)          The Companies and their Subsidiaries are, and for the three (3) years preceding the date of this Agreement have been, in material compliance with all terms and conditions, including all clauses, provisions, specifications, and quality assurance, testing and inspection requirements, of the Company Government Contracts.

(f)          As of the date of this Agreement, neither the Companies nor any of its Subsidiaries is under or identified in any administrative, civil or criminal investigation or indictment, nor is it a party to any administrative or civil litigation, involving alleged false statements, false claims or other misconduct or any other Legal Proceeding, relating to any Company Government Contract or Company Government Bid that has been communicated in writing to any Company or any of the Companies’ Subsidiaries.

(g)          As of the date of this Agreement, neither the Companies, nor, to the knowledge of the Companies, any director, officer, employee, consultant, or Affiliate of the Companies, has been or is suspended, debarred or, to the knowledge of the Companies, proposed for suspension or debarment from government contracting. For the three (3) years preceding the date of this Agreement, no Company Government Contract to which any Company or any of the Companies’ Subsidiaries is or was a party has been terminated for default and no such termination for default has been threatened.

50

Section 5.31         No Additional Representation or Warranties. Except as provided in Article IV and this Article V, neither the Companies nor any of their Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or Merger Subs or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or Merger Subs or their Affiliates.

Article VI

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUBS

Except as set forth in (i) in the case of Acquiror, any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 6.8, Section 6.12 and Section 6.15), or (ii) in the case of Acquiror and Merger Subs, in the disclosure letter delivered by Acquiror and Merger Subs to the Holder and the Companies (the “Acquiror Disclosure Letter”) on the date of this Agreement (each section of which, subject to Section 13.8, qualifies the correspondingly numbered and lettered representations in this Article VI), Acquiror and Merger Subs represent and warrant to the Holder and the Companies as follows:

Section 6.1           Company Organization. Each of Acquiror and Merger Subs has been duly incorporated, organized or formed and is validly existing as a corporation or exempted company in good standing (or equivalent status, to the extent that such concept exists) under the Laws of its jurisdiction of incorporation, organization or formation, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of the Acquiror Governing Documents and the Governing Documents of Merger Subs, in each case, as amended to the date of this Agreement, previously delivered by Acquiror to the Holder, are true, correct and complete. Each of the Merger Subs has no assets or operations other than those required to effect the transactions contemplated hereby. All of the equity interests of Merger Subs are held directly by Acquiror. Each of Acquiror and Merger Subs is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to Acquiror.

51

Section 6.2           Due Authorization.

(a)          Each of Acquiror and Merger Subs has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder (assuming, if such consummation and performance, as applicable, would occur after September 18, 2019, that the Acquiror Extension Approval has been obtained). The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby (including the Extension Proposals) and thereby have been (i) duly and validly authorized and approved by the Board of Directors of Acquiror and by Acquiror as the sole and managing member or shareholder, as applicable, of each of the Merger Subs and (ii) determined by the Board of Directors of Acquiror as advisable to Acquiror and the Acquiror Shareholders and recommended for approval by the Acquiror Shareholders. No other company proceeding on the part of Acquiror or Merger Subs is necessary to authorize this Agreement and the documents contemplated hereby (other than the Acquiror Shareholder Approval and, if applicable, the Acquiror Extension Approval). This Agreement has been, and at or prior to the Closing, the other documents contemplated hereby will be, duly and validly executed and delivered by each of Acquiror and Merger Subs, and this Agreement constitutes, and at or prior to the Closing, the other documents contemplated hereby will constitute, a legal, valid and binding obligation of each of Acquiror and Merger Subs, enforceable against Acquiror and Merger Subs in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)          Assuming that a quorum (as determined pursuant to the Acquiror Governing Documents) is present:

(i)          each of those Transaction Proposals identified in clauses (A), (B) and (C) of Section 9.2(b) shall require approval by an affirmative vote of the holders of at least two-thirds of the outstanding Acquiror Common Shares entitled to vote, who attend and vote thereupon (as determined in accordance with the Acquiror Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose;

(ii)         each of those Transaction Proposals identified in clauses (D), (E), (F), (G), (H), (I), (J), (K) and (L) of Section 9.2(b), in each case, shall require approval by an affirmative vote of the holders of at least a majority of the outstanding Acquiror Common Shares entitled to vote thereupon (as determined in accordance with the Acquiror Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose;

(iii)        to the extent necessary, the Extension Proposal identified in clause (A) of Section 9.2(c)(i) shall require approval by an affirmative vote of the holders of at least two-thirds of the outstanding Acquiror Common Shares entitled to vote thereupon (as determined in accordance with the Acquiror Governing Documents) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose; and

52

(iv)        to the extent necessary, the Extension Proposal identified in clause (B) of Section 9.2(c)(i) shall require approval by an affirmative vote of the holders of at least sixty five percent (65%) of the outstanding Acquiror Common Shares entitled to vote thereupon (as determined in accordance with the Trust Agreement) at a shareholders’ meeting duly called by the Board of Directors of Acquiror and held for such purpose.

(c)          The foregoing votes are the only votes of any of Acquiror’s share capital necessary in connection with entry into this Agreement by Acquiror and Merger Subs and the consummation of the transactions contemplated hereby, including the Closing.

(d)          At a meeting duly called and held, the Board of Directors of Acquiror has unanimously approved the transactions contemplated by this Agreement as a Business Combination.

Section 6.3           No Conflict. Subject to the Acquiror Extension Approval, if applicable, and the Acquiror Shareholder Approval, the execution and delivery of this Agreement by Acquiror and the Merger Subs and the other documents contemplated hereby by Acquiror and Merger Subs and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Acquiror or Merger Subs, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Acquiror or the Merger Subs, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Acquiror or Merger Subs is a party or by which Acquiror or Merger Subs may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or the Merger Subs, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror or Merger Subs to enter into and perform their obligations under this Agreement or (ii) be material to Acquiror.

Section 6.4           Litigation and Proceedings. There are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or Merger Subs, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There are no investigations or other inquiries pending or, to the knowledge of Acquiror, threatened by any Governmental Authority, against Acquiror or Merger Subs, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There is no outstanding Governmental Order imposed upon Acquiror or Merger Subs, nor are any assets of Acquiror’s or Merger Subs’ respective businesses bound or subject to any Governmental Order the violation of which would, individually or in the aggregate, reasonably be expected to be material to Acquiror. As of the date hereof, each of Acquiror and the Merger Subs is in compliance with all applicable Laws in all material respects. For the past three (3) years, Acquiror and the Merger Subs have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been, individually or in the aggregate, material to Acquiror.

53

Section 6.5           SEC Filings. Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since September 13, 2017, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 6.6           Internal Controls; Listing; Financial Statements.

(a)          Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Since September 13, 2017, Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(b)          Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)          Since September 13, 2017, Acquiror has complied in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange (the “NYSE”). The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE. There is no Legal Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the NYSE or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or prohibit or terminate the listing of Acquiror Class A Common Stock on the NYSE.

54

(d)          The Acquiror SEC Filings contain true and complete copies of the audited balance sheet as of December 31, 2018, and statement of operations, cash flow and shareholders’ equity of Acquiror for the year ended December 31, 2018 and for the period from May 5, 2017 through December 31, 2017, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements present (i) fairly present in all material respects the financial position of the Acquiror, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of the Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(e)          There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)          Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 6.7           Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Holder and the Companies contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of Acquiror or Merger Subs with respect to Acquiror or Merger Subs’ execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act, (ii) in connection with the Domestication, the applicable requirements and required approval of the Cayman Registrar and (iii) as otherwise disclosed on Section 6.7 of the Acquiror Disclosure Letter.

55

Section 6.8           Trust Account. As of the date of this Agreement, Acquiror has at least $708,000,000 in the Trust Account (including, if applicable, an aggregate of approximately $24,150,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of September 13, 2017, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding Acquiror Common Shares sold in Acquiror’s initial public offering who shall have elected to redeem their shares of Acquiror Common Stock pursuant to the Acquiror Governing Documents and the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Governing Documents shall terminate, and as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. To Acquiror’s knowledge, as of the date hereof, following the Effective Time, no Acquiror Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Shareholder is exercising an Acquiror Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Companies contained herein and the compliance by the Companies and the Holder with their respective obligations hereunder, neither Acquiror or Merger Subs have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror and Merger Subs on the Closing Date.

Section 6.9           Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 6.10         Absence of Changes. Since September 13, 2017, (a) there has not been any event or occurrence that has had, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror or Merger Subs to enter into and perform their obligations under this Agreement and (b) except as set forth in Section 6.10 of the Acquiror Disclosure Letter, Acquiror and Merger Subs have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practice.

Section 6.11         No Undisclosed Liabilities. Except for any fees and expenses payable by Acquiror or Merger Subs as a result of or in connection with the consummation of the transactions contemplated hereby, there is no liability, debt or obligation of or claim or judgment against Acquiror or Merger Subs (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings or (ii) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of the operation of business of Acquiror and Merger Subs, or (iii) which would not be, or would not reasonably be expected to be, material to the Acquiror.

56

Section 6.12         Capitalization of Acquiror.

(a)          As of the date hereof, the authorized share capital of Acquiror is $55,000.00 divided into (i) 500,000,000 shares of Acquiror Class A Common Stock, of which 69,000,000 shares are issued and outstanding as of the date of this Agreement, (ii) 50,000,000 shares of Acquiror Class B Common Stock, of which 17,250,000 shares are issued and outstanding as of the date of this Agreement, and (iii) 5,000,000 preferred shares (“Acquiror Preferred Shares”) of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement ((i), (ii) and (iii) collectively, the “Acquiror Securities”). The foregoing represent all of the issued and outstanding Acquiror Securities. All issued and outstanding Acquiror Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Acquiror Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Acquiror Governing Documents or any Contract to which Acquiror is a party or otherwise bound.

(b)          Subject to the terms of conditions of the Warrant Agreement, the Acquiror Warrants will be exercisable after giving effect to the Merger for one share of Acquiror Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) per share. As of the date hereof, 23,000,000 Acquiror Common Warrants and 8,000,000 Acquiror Private Placement Warrants are issued and outstanding. No Acquiror Warrants are exercisable until thirty (30) days after the Closing. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Acquiror Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Acquiror Governing Documents or any Contract to which the any of the Companies is a party or otherwise bound. Except for the Acquiror Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities.

57

(c)          Except as set forth in this Section 6.12 or as contemplated by this Agreement or the other documents contemplated hereby, Acquiror has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Securities or the value of which is determined by reference to the Acquiror Securities, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Securities.

(d)          The Aggregate Merger Consideration and the Acquiror Common Shares, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Acquiror Governing Documents or any Contract to which Acquiror is a party or otherwise bound.

(e)          Acquiror has no Subsidiaries apart from Merger Subs, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.

Section 6.13         Brokers’ Fees. Except fees described on Section 6.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates or for which the Holder may become liable.

Section 6.14         Indebtedness. Neither Acquiror nor Merger Subs have any Indebtedness.

Section 6.15         Taxes.

(a)          All Tax Returns required to be filed by or with respect to the Acquiror or any of its Subsidiaries have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and all Taxes due and payable (whether or not shown on any Tax Return) have been paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b)          The Acquiror and its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts and otherwise complied in all material respects with all applicable withholding and related reporting requirements.

(c)          There are no Liens for any material Taxes (other than Permitted Liens) upon any property or assets of the Acquiror or any of its Subsidiaries.

58

(d)          No deficiency for any amount of material Tax has been asserted or assessed by any Governmental Authority against the Acquiror or any of its Subsidiaries that remains unpaid except for deficiencies being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(e)          There are no ongoing or pending Legal Proceedings with respect to any material Taxes of the Acquiror or any of its Subsidiaries and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of the Acquiror or any of its Subsidiaries.

(f)          No written claim has been made by any Governmental Authority where the Acquiror or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(g)          Neither the Acquiror nor any of its Subsidiaries is a party to any Tax indemnification or Tax sharing agreement (other than any such agreement solely between the Acquiror and/or its existing Subsidiaries and customary commercial contracts not primarily related to Taxes).

(h)          Neither the Acquiror nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

(i)          Neither the Acquiror nor any of its Subsidiaries is liable for Taxes of any other Person (other than the Acquiror or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by contract (other than customary commercial contracts not primarily related to Taxes).

(j)          Neither the Acquiror nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)          Neither the Acquiror nor any of its Subsidiaries will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (v) election under Section 108(i) of the Code or any similar provision of state, local or foreign Law or (vi) election pursuant to Section 965 of the Code (or any similar provision of state, local or foreign Law), and to the knowledge of the Acquiror, the IRS has not proposed any such adjustment or change in accounting method.

59

Section 6.16         Business Activities.

(a)          Since its respective organization, neither Acquiror or Merger Subs have conducted any business activities other than activities related to Acquiror’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or Merger Subs or to which Acquiror or Merger Subs is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or Merger Subs or any acquisition of property by Acquiror or Merger Subs or the conduct of business by Acquiror or Merger Subs as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror or Merger Subs.

(b)          Except for Merger Subs and the transactions contemplated by this Agreement and the Ancillary Agreements, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, Acquiror has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination. Except for the transactions contemplated by this Agreement and the Ancillary Agreements, Merger Subs do not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c)          Merger Subs were formed solely for the purpose of effecting the transactions contemplated by this Agreement and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and have no, and at all times prior to the Effective Time except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to their formation.

(d)          As of the date hereof and except for this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith), neither Acquiror or Merger Subs are party to any Contract with any other Person that would require payments by Acquiror or any of its Subsidiaries after the date hereof in excess of $50,000 in the aggregate with respect to any individual Contract.

Section 6.17         NYSE Stock Market Quotation. The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE under the symbol “IPOA”. The Acquiror Common Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “IPOA.WS”. Acquiror is in compliance with the rules of the NYSE and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the NYSE or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock or Acquiror Warrants or terminate the listing of Acquiror Common Stock or Acquiror Warrants on the NYSE. None of Acquiror, Merger Subs or their respective Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

60

Section 6.18        Registration Statement, Proxy Statement and Proxy Statement/Registration Statement. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) and/or filed pursuant to Section 14A, the Proxy Statement and the Proxy Statement/Registration Statement (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing pursuant to Rule 424(b) and/or Section 14A, the date the Proxy Statement/Registration Statement and the Proxy Statement, as applicable, is first mailed to the Acquiror Shareholders, and at the time of the Acquiror Shareholders’ Meeting, the Proxy Statement/Registration Statement and the Proxy Statement, as applicable, (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Companies or the Holder specifically for inclusion in the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement.

Section 6.19         Takeover Statutes and Charter Provisions. The Board of Directors of the Acquiror has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the transactions contemplated hereby, including the Mergers and the issuance of the Aggregate Merger Consideration to the Holder. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or similar domestic or foreign Law applies with respect to the Acquiror or any of its Subsidiaries in connection with this Agreement, the Mergers, the issuance of the Aggregate Merger Consideration to the Holder or any of the other transactions contemplated hereby. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which the Acquiror or any of its Subsidiaries is subject, party or otherwise bound.

61

Section 6.20         No Outside Reliance. Notwithstanding anything contained in this Article VI or any other provision hereof, each of Acquiror and Merger Subs, and any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Companies and that neither the Companies nor any of their Affiliates, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Companies in Article V or by the Holder in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Companies or their Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter, the Holder Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Companies or the Holder, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV or Article V of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Companies and its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV and Article V, with all faults and without any other representation or warranty of any nature whatsoever.

Section 6.21         No Additional Representation or Warranties. Except as provided in this Article VI, neither Acquiror nor Merger Subs nor any their respective Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Companies or the Holder or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Companies or the Holder or their Affiliates. Without limiting the foregoing, the Companies or the Holder acknowledge that the Companies or the Holder, together with their respective advisors, have made their own investigation of Acquiror, Merger Subs and their respective Subsidiaries and, except as provided in Article VI, is not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, Merger Subs or any of their respective Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror, Merger Subs and their respective Subsidiaries as conducted after the Closing, as contained in any materials provided by Acquiror, Merger Subs or any of their Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.

62

Article VII

COVENANTS OF THE HOLDER AND THE COMPANIES

Section 7.1           Conduct of Business. From the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article XI (the “Interim Period”), each of the Companies shall, and shall cause their Subsidiaries to, except as contemplated by this Agreement (including the Pre-Closing Restructuring Plan) or the Ancillary Agreements or required by Law or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use reasonable best efforts to operate the business of the Companies in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Section 7.1 of the Company Disclosure Letter or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) the Companies shall not, and the Companies shall cause their Subsidiaries not to, except as otherwise contemplated by this Agreement (including the Pre-Closing Restructuring Plan) or the Ancillary Agreements or required by Law:

(a)          change or amend the Governing Documents of any Company or any of the Companies’ Subsidiaries, except as otherwise required by Law;

(b)          make or declare any dividend or distribution to the shareholders or members, as applicable, of any Company or make any other distributions in respect of any of the Companies’ or any of their Subsidiaries’ capital stock or equity interests, except dividends and distributions by a wholly-owned Subsidiary of a Company to such Company or another wholly-owned Subsidiary of such Company;

(c)           split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the Companies’ or any of their Subsidiaries’ capital stock or equity interests, except for any such transaction by a wholly-owned Subsidiary of a Company that remains a wholly-owned Subsidiary of such Company after consummation of such transaction;

(d)          purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of the Companies or their Subsidiaries, except for (i) the acquisition by the Companies or any of their Subsidiaries of any shares of capital stock, membership interests or other equity interests of the Companies or their Subsidiaries in connection with the forfeiture or cancellation of such interests and (ii) transactions between a Company and any wholly-owned Subsidiary of such Company or between wholly-owned Subsidiaries of the Companies;

(e)          enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any Contract of a type required to be listed on Section 5.12 of the Company Disclosure Letter, any Real Property Lease or any Company Government Contract, other than entry into such agreements in the ordinary course of business consistent with past practice or as required by Law;

(f)           sell, assign, transfer, convey, lease or otherwise dispose of any material tangible assets or properties of the Companies or their Subsidiaries, including the Owned Land and the Leased Real Property, except for (i) dispositions of obsolete or worthless equipment in the ordinary course of business and (ii) transactions among the Companies and their wholly-owned Subsidiaries or among their wholly-owned Subsidiaries;

(g)          acquire any ownership interest in any real property;

63

(h)          except as otherwise required by Law, existing Company Benefit Plans or the Contracts listed on Section 5.12 of the Company Disclosure Letter, (i) grant any severance, retention, change in control or termination or similar pay, except in connection with the promotion, hiring or termination of employment of any non-officer employee in the ordinary course of business consistent with past practice, (ii) make any change in the key management structure of any Company or any of the Companies’ Subsidiaries, including the hiring of additional officers or the termination of existing officers, other than terminations for cause or due to death or disability, (iii) terminate, adopt, enter into or materially amend any Company Benefit Plan, (iv) increase the cash compensation or bonus opportunity of any employee, officer, director or other individual service provider, except in the ordinary course of business consistent with past practice, (v) establish any trust or take any other action to secure the payment of any compensation payable by the Company or any of the Companies’ Subsidiaries or (vi) take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable by the Company or any of the Companies’ Subsidiaries, except in the ordinary course of business consistent with past practice;

(i)           acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

(j)           make any material loans or material advances to any Person, except for (i) advances to employees, officers or independent contractors of any Company or any of the Companies’ Subsidiaries for indemnification, attorneys’ fees, travel and other expenses incurred in the ordinary course of business consistent with past practice, (ii) loans or advances among the Companies and their wholly-owned Subsidiaries or among the wholly-owned Subsidiaries and (iii) extended payment terms for customers in the ordinary course of business;

(k)          make or change any material election in respect of material Taxes, amend, modify or otherwise change any filed material Tax Return, adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, enter into any closing agreement in respect of material Taxes, settle any claim or assessment in respect of material Taxes, surrender or allow to expire any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

(l)           take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent either Corp Merger A or Corp Merger B from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(m)         incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Companies or any Subsidiary or guaranty any debt securities of another Person, other than any Indebtedness or guarantee (x) incurred in the ordinary course of business and in an aggregate amount not to exceed $500,000 or (y) incurred between the Companies and any of their wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

(n)          issue any additional Company Interests or securities exercisable for or convertible into Company Interests or grant any additional equity or equity-based compensation;

(o)          adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Companies or their Subsidiaries (other than the Mergers);

64

(p)          waive, release, settle, compromise or otherwise resolve any investigation, claim, Action, litigation or other legal proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $1,000,000 in the aggregate;

(q)          grant to, or agree to grant to, any Person rights to any Intellectual Property that is material to the Companies and their Subsidiaries, or dispose of, abandon or permit to lapse any rights to any Intellectual Property that is material to the Companies and their Subsidiaries except for the expiration of Company Registered Intellectual Property in accordance with the applicable statutory term (or in the case of domain names, applicable registration period) or in the reasonable exercise of the Companies’ or any of their Subsidiaries’ business judgment as to the costs and benefits of maintaining the item;

(r)          disclose or agree to disclose to any Person (other than Acquiror or any of its representatives) any trade secret or any other material confidential or proprietary information, know-how or process of the Companies or any of their Subsidiaries other than in the ordinary course of business consistent with past practice and pursuant to obligations to maintain the confidentiality thereof;

(s)          make or commit to make capital expenditures other than in an amount not in excess of the amount set forth on Section 7.1(s) in the aggregate;

(t)          manage the Companies and their Subsidiaries’ working capital (including paying amounts payable in a timely manner when due and payable) in a manner other than in the ordinary course of business consistent with past practice (including with respect to fundings of Cash by the Holder or its Affiliates (other than the Companies) to the Companies to fund their working capital, in each case, in the ordinary course of business consistent with past practice); provided that the parties hereto agree and acknowledge that this covenant shall also apply to the Holder solely to the extent required for Holder to cause such fundings of Cash by the Holder or its Affiliates (other than the Companies) to the Companies; provided, further, that nothing in this Agreement shall require the Companies to have more than $2,000,000 in Cash at Closing as contemplated by Section 10.2(d);

(u)          permit any of its material Intellectual Property to become subject to a Lien (other than a Permitted Lien) or sell, lease, license or otherwise dispose of any of its material Intellectual Property rights but excluding licenses to Intellectual Property granted by any Company or any of the Companies’ Subsidiaries in the ordinary course of business consistent with past practice;

(v)          enter into or extend any collective bargaining agreement or similar labor agreement, other than as required by applicable Law, or recognize or certify any labor union, labor organization, works council, or group of employees of the Companies or their Subsidiaries as the bargaining representative for any employees of the Companies or their Subsidiaries;

(w)          waive the restrictive covenant obligations of any current or former employee of any Company or any of the Companies’ Subsidiaries;

65

(x)          (i) limit the right of any Company or any of the Companies’ Subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person;

(y)          amend in a manner materially detrimental to any Company or any of the Companies’ Subsidiaries, terminate, permit to lapse or fail to use reasonable best efforts to maintain any material Governmental Authorization or material Permit required for the conduct of the business of any Company or any of the Companies’ Subsidiaries;

(z)           terminate or amend in a manner materially detrimental to any Company or any of the Companies’ Subsidiaries any material insurance policy insuring the business of any Company or any of the Companies’ Subsidiaries;

(aa)         access or withdraw any Customer Deposits or any portion thereof other than pursuant to and in accordance with the terms of the Deposit Agreements; or

(bb)         enter into any agreement to do any action prohibited under this Section 7.1.

Section 7.2           Inspection. Subject to confidentiality obligations that may be applicable to information furnished to the Holder, any Company or any of the Companies’ Subsidiaries by third parties that may be in the Holder’s, the Companies’ or any of their Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), to the extent permitted by applicable Law, the Companies shall, and shall cause their Subsidiaries to, afford to Acquiror and its accountants, counsel and other representatives reasonable access during the Interim Period (including for the purpose of coordinating transition planning for employees), during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Companies and their Subsidiaries, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Companies and their Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Companies and their Subsidiaries that are in the possession of the Holder, the Companies or their Subsidiaries as such representatives may reasonably request; provided, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Companies or their Subsidiaries without the prior written consent of the Companies. All information obtained by Acquiror, Merger Subs and their respective representatives shall be subject to the Confidentiality Agreement.

66

Section 7.3           Preparation and Delivery of Audited Financial Statements and Q2 2019 Financial Statements.

(a)          As soon as reasonably practicable following the date hereof, the Companies shall deliver to Acquiror the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the Companies and their Subsidiaries as of and for the three- and six-month period ended June 30, 2019 (the “Q2 Financial Statements”); provided that upon delivery of such Q2 Financial Statements, the representations and warranties set forth in Section 5.8 shall be deemed to apply to the Q2 Financial Statements with the same force and effect as if made as of the date of this Agreement; provided, further, that the Companies shall use their reasonable best efforts to deliver the Q2 Financial Statements by August 31, 2019.

(b)          As soon as reasonably practicable following the date hereof, the Companies shall deliver to Acquiror the audited consolidated balance sheets and statements of operations and comprehensive loss, cash flow and change in stockholders’ equity of the Companies and their Subsidiaries as of and for the years ended December 31, 2018 and December 31, 2017, together with the auditor’s reports thereon (the “Audited Financial Statements”); provided that upon delivery of such Audited Financial Statements, the representation and warranties set forth in Section 5.8 shall be deemed to apply to the Audited Financial Statements with the same force and effect as if made as of the date of this Agreement.

(c)          If the Effective Time has not occurred prior to November 12, 2019, as soon as reasonably practicable following November 12, 2019, the Companies shall deliver to Acquiror the unaudited condensed consolidated balance sheets and statements of operations and comprehensive loss, stockholders’ deficit, and cash flow of the Companies and their Subsidiaries as of and for the three- and nine-month period ended September 30, 2019 (the “Q3 Financial Statements”); provided that upon delivery of such Q3 Financial Statements, the representations and warranties set forth in Section 5.8 shall be deemed to apply to the Q3 Financial Statements in the same manner as the Q2 Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of this Agreement.

(d)          If the Effective Time has not occurred prior to March 1, 2020, as soon as reasonably practicable following March 1, 2020, the Companies shall deliver to Acquiror the audited consolidated balance sheets and statements of operations and comprehensive loss, cash flow and change in stockholders’ equity of the Companies and their Subsidiaries as of and for the years ended December 31, 2019, together with the auditor’s reports thereon (the “2019 Audited Financial Statements”); provided that upon delivery of such 2019 Audited Financial Statements, the representation and warranties set forth in Section 5.8 shall be deemed to apply to the Audited Financial Statements in the same manner as the Audited Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of this Agreement.

Section 7.4           Affiliate Agreements. The Companies shall deliver to Acquiror evidence that all Affiliate Agreements (other than those set forth on Section 7.4 of the Company Disclosure Letter) have been terminated or settled at or prior to the Closing without further liability to Acquiror, any Company or any of the Companies’ Subsidiaries.

Section 7.5           Pre-Closing Restructuring. Prior to the Closing, Holder and the Companies shall, or cause its and their Subsidiaries to, effect all transfers and shall take all such actions as are necessary so that the Pre-Closing Restructuring shall be consummated prior to the Closing.

67

Section 7.6           Acquisition Proposals. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, the Holder, the Companies and their Subsidiaries shall not, and the Holder and the Companies shall instruct and use their respective reasonable best efforts to cause their respective representatives not to (i) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning any Company or any of the Companies’ Subsidiaries to any Person relating to, an Acquisition Proposal or afford to any Person access to the business, properties, assets or personnel of any Company or any of the Companies’ Subsidiaries in connection with an Acquisition Proposal, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, the Holder, the Companies and their Subsidiaries and their respective representatives shall not be restricted pursuant to the foregoing sentence with respect to any actions taken in connection with (1) the Pre-Closing Restructuring, (2) any funding of the operations of the Companies or their Subsidiaries by the Holder or its Affiliates (other than the Companies or their Subsidiaries), (3) any transactions between the Holder or its Affiliates (other than the Companies or their Subsidiaries), on the one hand, and any Person, on the other, that do not primarily involve the Company or their Subsidiaries, and (4) the arrangement of financing in order to facilitate the consummation of the transactions contemplated by this Agreement or for the financing of the Acquiror following the Closing.

Article VIII

COVENANTS OF ACQUIROR

Section 8.1           Employee Matters.

(a)          Employee Matters. Acquiror shall take all necessary actions to cause each employee of a Company or any of its Subsidiaries immediately prior to the Closing to continue in employment with Acquiror and its Affiliates (including the Company or any of its Subsidiaries) immediately following the Closing (such employees, the “Continuing Employees”). Following the Closing, Acquiror shall honor and perform in accordance with their terms all Company Benefit Plans, including all employment, severance, bonus, transaction, incentive and other compensation arrangements.

(b)          Continuing Compensation / Benefits. Except where applicable Law or the provisions of a Contract in effect as of the date hereof require more favorable treatment, for the twelve (12) month period commencing on the Closing Date, Acquiror and its Affiliates shall provide, or shall cause the Companies and their Subsidiaries to provide, to each Continuing Employee with (i) a base salary or regular hourly wage, as applicable, that is not less than the base salary or regular hourly wage, as applicable, provided to such Continuing Employee immediately prior to the Closing Date, (ii) annual cash target bonus opportunities that are no less favorable than the annual cash target bonus opportunities provided to such Continuing Employee immediately prior to the Closing Date, and (iii) employee benefits (excluding equity, defined benefit pension and retiree medical benefits, except as required by applicable Law or the provisions of a Contract) that are substantially comparable in the aggregate as those provided to such Continuing Employee immediately prior to the Closing.

68

(c)          Service Credit, Etc. Effective as of the Closing and thereafter, Acquiror and its Affiliates shall recognize, or shall cause the Companies and their Subsidiaries to recognize, each Continuing Employee’s employment or service with any Company or any of the Companies’ Subsidiaries (including any current or former Affiliate thereof or any predecessor of a Company or any of its Subsidiaries) prior to the Closing for all purposes, including for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of the Continuing Employee under all employee benefit plans maintained by the Companies, their Subsidiaries, Acquiror or an Affiliate of Acquiror, including vacation plans or arrangements, 401(k) or other retirement plans and any severance or welfare plans (excluding equity incentive plans or benefit accruals under a defined benefit pension plan), except to the extent such recognition would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, effective as of the Closing and thereafter, Acquiror and its Affiliates shall, or shall cause the Companies and their Subsidiaries to, (i) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of the Companies, their Subsidiaries, Acquiror or an Affiliate of Acquiror to be waived with respect to Continuing Employees and their eligible dependents (provided, that, in the case of any insured arrangements, subject to the consent of the applicable insurer and Acquiror’s commercially reasonable efforts to obtain such consent), except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee under the comparable Company Benefit Plan in which such Continuing Employee participated immediately before the Closing, and (ii) fully credit each Continuing Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of any Company or any of the Companies’ Subsidiaries prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Companies, their Subsidiaries, Acquiror or an Affiliate of Acquiror, as if such amounts had been paid in accordance with such plan (provided, that, in the case of any insured arrangements, subject to the consent of the applicable insurer and Acquiror’s commercially reasonable efforts to obtain such consent).

(d)          Equity Plan. Prior to the Closing Date, Acquiror shall approve and adopt an incentive equity plan in substantially the form attached hereto as Exhibit F (the “Incentive Equity Plan”). Within two (2) Business Days following the expiration of the sixty (60) day period following the date Acquiror has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Acquiror shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Acquiror Common Stock issuable under the Incentive Equity Plan, and Acquiror shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Equity Plan remain outstanding. On the Closing Date, Acquiror shall grant stock options under the Incentive Equity Plan in accordance with the general terms set forth on Schedule 8.1(d) and, upon effectiveness of the Form S-8, Acquiror shall grant restricted stock units under the Incentive Equity Plan in accordance with the general terms set forth on Schedule 8.1(d).

69

(e)           Section 280G. Prior to the Closing Date, the Companies shall submit to their shareholders, as applicable, for approval (in a manner reasonably satisfactory to Acquiror), by such number of shareholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may, in connection with the transactions contemplated by this Agreement, separately or in the aggregate, constitute “parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), such that such payments and benefits shall not be deemed “parachute payments” under Section 280G of the Code, and prior to the Closing Date, the Companies shall deliver to Acquiror evidence satisfactory to Acquiror that (i) a shareholder vote was held in conformance with Section 280G and the regulations promulgated thereunder and the requisite shareholder approval was obtained with respect to any payments and/or benefits that were subject to the shareholder vote (the “280G Approval”) or (ii) that the 280G Approval was not obtained and as a consequence, that such “parachute payments” shall not be made or provided, pursuant to waivers of those payments and/or benefits which were executed by the affected individuals prior to the date the payments and/or benefits were submitted to the shareholders for approval. If no payments and/or benefits could constitute “parachute payments” in connection with the transactions contemplated by this Agreement, then the 280G Approval shall not be required to be held.

(f)          No Third Party Beneficiaries. Notwithstanding anything herein to the contrary, the Holder, Acquiror and the Companies acknowledge and agree that all provisions contained in this Section 8.1 are included for the sole benefit of Acquiror and the Companies, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of Acquiror, the Companies or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Companies, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

70

Section 8.2           Trust Account Proceeds and Related Available Equity.

(a)          If, after the Acquiror Shareholder Meeting the cash available in the Trust Account after deducting the amount required to satisfy the Acquiror Share Redemption Amount (the “Trust Amount”) is less than the sum of (x) Four Hundred Million Dollars ($400,000,000), plus (y) if applicable, an aggregate of approximately $24,150,000 of deferred underwriting commissions being held in the Trust Account (but in no event including any Transaction Expenses or transaction expenses of Acquiror or its Affiliates as set forth on a written statement to be delivered to the Holder pursuant to Section 2.4(d)) (the “Minimum Available Acquiror Cash Amount”), then, at the Closing, (i) if Holder has elected that, pursuant to and in accordance with the terms of the Purchase Agreement, the CP Holder shall purchase any amount of Primary Shares (as defined in the Purchase Agreement), then the Primary Purchase Price (as defined in the Purchase Agreement) to be paid in exchange for such Primary Shares (the “Investment Amount”) shall be counted towards the Minimum Available Acquiror Cash Amount and (ii) the Holder and its Affiliates shall have the right (but not the obligation) to purchase additional shares of Acquiror Common Stock at a price per share of $10.00 (the “Additional Holder Equity Amount”) up to the Minimum Available Acquiror Cash Amount less the amount of the Primary Purchase Price counted towards the Minimum Available Acquiror Cash Amount pursuant to clause (i) above, at which point the condition set forth in Section 10.3(d) shall be satisfied (the amount as calculated by adding the Trust Amount, the Additional Holder Equity Amount (if any) and the Investment Amount, the “Available Acquiror Cash”). Without limiting the foregoing, if the Available Acquiror Cash is reasonably expected to be less than $200,000,000, then the Holder and its Affiliates shall be entitled to purchase, or arrange for the purchase by third Persons of, additional shares of Acquiror Common Stock at a price per share of $10.00 in an aggregate amount such that the Available Acquiror Cash is, at or immediately prior to the Closing, equal to at least $200,000,000 after giving effect to such purchases, and such purchases made pursuant to this sentence shall be added to the definition and amount of Available Acquiror Cash including for purposes of Section 10.3(d). Acquiror shall reasonably cooperate with and shall take all actions reasonably required to effect the foregoing, including, without limitation, by issuing additional shares of Acquiror Common Stock.

(b)          Upon satisfaction or waiver of the conditions set forth in Article X and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror (a) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (b) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions, and (2) immediately thereafter, pay all remaining amounts then available in the Trust Account to Acquiror for immediate use, subject to this Agreement and the Trust Agreement and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 8.3           NYSE Listing. From the date hereof through the Effective Time, Acquiror shall ensure Acquiror remains listed as a public company on the NYSE, and shall prepare and submit to NYSE a listing application, if required under NYSE rules, covering the Acquiror Common Shares issuable in the Mergers and the Domestication, and shall obtain approval for the listing of such Acquiror Common Shares and the Companies shall reasonably cooperate with Acquiror with respect to such listing.

71

Section 8.4           No Solicitation by Acquiror. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, Acquiror shall not, and shall cause its Subsidiaries not to, and Acquiror shall instruct its and their representatives not to, (i) make any proposal or offer that constitutes a Business Combination Proposal, (ii) initiate any discussions or negotiations with any Person with respect to a Business Combination Proposal or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Holder, the Companies and their respective representatives. From and after the date hereof, Acquiror shall, and shall instruct its officers and directors to, and Acquiror shall instruct and cause its representatives, its Subsidiaries and their respective representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than the Holder, the Companies and their respective representatives).

Section 8.5           Acquiror Conduct of Business.

(a)          During the Interim Period, Acquiror shall, and shall cause Merger Subs to, except as contemplated by this Agreement, in connection with the Domestication or as consented to by the Holder in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), operate its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as consented to by the Holder in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, and Acquiror shall cause Merger Subs not to, except as otherwise contemplated by this Agreement (including the Domestication) or the Ancillary Agreements or as required by Law:

(i)          seek any approval from the Acquiror Shareholders to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror or the Merger Subs, except as contemplated by the Transaction Proposals and the Extension Proposals;

(ii)         (x) make or declare any dividend or distribution to the shareholders of Acquiror or make any other distributions in respect of any of Acquiror’s or Merger Subs’ capital stock, share capital or equity interests, (y)split, combine, reclassify or otherwise amend any terms of any shares or series of Acquiror’s or Merger Subs’ capital stock or equity interests or (z) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Acquiror or Merger Subs, other than a redemption of Acquiror Common Shares made as part of the Acquiror Share Redemptions;

(iii)        make or change any material election in respect of material Taxes, amend, modify or otherwise change any filed material Tax Return, adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, enter into any closing agreement in respect of material Taxes, settle any claim or assessment in respect of material Taxes, surrender or allow to expire any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any material Tax attribute that would give rise to any claim or assessment of Taxes;

72

(iv)        take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent either Corp Merger A or Corp Merger B from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(v)         other than as expressly required by the Sponsor Support Agreement, enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror or Merger Subs (including, for the avoidance of doubt, (x) the CP Holder or anyone related by blood, marriage or adoption to the CP Holder, (y) Sponsor and (z) any Person in which the Sponsor or CP Holder has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(vi)        incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of any Company or any of the Companies’ Subsidiaries or guaranty any debt securities of another Person, other than any indebtedness for borrowed money or guarantee (x) incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $100,000 or (y) incurred between Acquiror and Merger Subs;

(vii)       incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than fees and expenses for professional services incurred in support of the transactions contemplated by this Agreement and the Ancillary Documents or in support of the ordinary course operations of the Acquiror;

(viii)      Other than with respect to the Director RSU Grants, (A) issue any Acquiror Securities or securities exercisable for or convertible into Acquiror Securities, other than the issuance of the Aggregate Merger Consideration, (B) grant any options, warrants or other equity-based awards with respect to Acquiror Securities not outstanding on the date hereof or (C) amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(ix)         enter into any agreement to do any action prohibited under this Section 8.5.

(b)          During the Interim Period, Acquiror shall, and shall cause its Subsidiaries (including Merger Subs) to comply with, and continue performing under, as applicable, the Acquiror Governing Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party.

73

Section 8.6           Post-Closing Directors and Officers of Acquiror. Subject to the terms of the Stockholders’ Agreement and the Acquiror Governing Documents, Acquiror shall take all such action within its power as may be necessary or appropriate such that immediately following the Effective Time:

(a)          the Board of Directors of Acquiror shall consist of seven (7) directors, which shall consist of (x) three (3) directors designated by the CP Holder, which shall be initially Chamath Palihapitiya, Adam Bain and James Ryans (the “SCH Designated Directors”), (y) three (3) directors designated by the Holder (the “Holder Designated Directors”), and (z) one (1) independent director to be mutually agreed by the CP Holder and the Holder as soon as reasonably practicable following the date of this Agreement (but in any event, prior to the effectiveness of the Registration Statement);

(b)          the Chairperson of the Board of Directors of Acquiror shall initially be Chamath Palihapitiya, who shall serve in such capacity in accordance with the terms of the Stockholders’ Agreement and the Acquiror Governing Documents following the Effective Time; and

(c)          the initial officers of Acquiror shall be as set forth on Section 2.6 of the Company Disclosure Letter, who shall serve in such capacity in accordance with the terms of the Acquiror Governing Documents following the Effective Time.

Section 8.7           Post-Closing Acquiror Common Share Repurchase. Promptly following the Closing (and in no event later than ten (10) Business Days thereafter), if the Available Acquiror Cash is greater than Five Hundred Million Dollars ($500,000,000) (the amount by which the Available Acquiror Cash exceeds Five Hundred Million Dollars ($500,000,000), the “Remaining Cash”), then Acquiror shall, at the Holder’s election (to be made within five (5) Business Days after the Closing Date), use up to Two Hundred Million Dollars ($200,000,000) of the Remaining Cash to repurchase Acquiror Common Shares from the Holder at a purchase price of $10.00 per share (the “Repurchase”).

Section 8.8           Domestication. Subject to receipt of the Acquiror Shareholder Approval, prior to the Effective Time, Acquiror shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to Acquiror and the Companies, together with the Certificate of Incorporation of Acquiror in substantially the form attached as Exhibit A to this Agreement, in each case, in accordance with the provisions thereof and applicable Law, (b) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the Domestication, and (c) obtaining a certificate of de-registration from the Cayman Registrar. In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any Acquiror Shareholder, (i) each then issued and outstanding share of Acquiror Class A Common Stock shall convert automatically, on a one-for-one basis, into a share of Domesticated Acquiror Common Stock; (ii) each then issued and outstanding share of Acquiror Class B Common Stock shall convert automatically, on a one-for-one basis, into a share of Domesticated Acquiror Common Stock; provided, however, that with respect to the shares of Acquiror Class B Common Stock held by the Sponsor, in connection with the Domestication the Sponsor shall instead receive upon the conversion of the shares of Acquiror Class B Common Stock held by Sponsor a number of shares of Domesticated Acquiror Common Stock equal to (a) the number of shares of Acquiror Class B Common Stock held by the Sponsor as of immediately prior to the Domestication minus (b) after giving effect to the Domestication, the number of shares of Domesticated Acquiror Common Stock underlying the Director RSU Grants that were outstanding as of immediately prior to the Domestication; (iii) each then issued and outstanding warrant of Acquiror shall convert automatically into a Domesticated Acquiror Warrant, pursuant to the Warrant Agreement; and (iv) each then issued and outstanding Cayman Acquiror Unit shall convert automatically into a Domesticated Acquiror Unit.

74

Section 8.9           Indemnification and Insurance.

(a)          From and after the Effective Time, Acquiror and the Surviving Companies agree that they shall indemnify and hold harmless each present and former director and officer of the (x) Companies and each of their respective Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Companies being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Companies, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Companies and their Subsidiaries to (i) maintain for a period of not less than six years from the Effective Time provisions in its certificate of incorporation, certificate of formation, bylaws, limited liability company agreement and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Surviving Companies’ and their Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, operating agreement and other organizational documents of the Companies, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Companies and their Subsidiaries to honor, each of the covenants in this Section 8.9.

(b)          For a period of six years from the Effective Time, Acquiror shall cause the Surviving Companies to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror, the Companies’ or their Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by Acquiror or the Companies, as applicable, for such insurance policy for the year ended December 31, 2018; provided, however, that (i) Acquiror or the Surviving Companies may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 8.9 shall be continued in respect of such claim until the final disposition thereof.

75

(c)          Notwithstanding anything contained in this Agreement to the contrary, this Section 8.9 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on Acquiror and the Surviving Companies and all successors and assigns of Acquiror and the Surviving Companies. In the event that Acquiror or any of the Surviving Companies or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Companies shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or any of the Surviving Companies, as the case may be, shall succeed to the obligations set forth in this Section 8.9.

(d)          On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to each of the Holder and Acquiror with the post-Closing directors and officers of Acquiror, which indemnification agreements shall continue to be effective following the Closing.

Section 8.10         Acquiror Public Filings. From the date hereof through the Effective Time, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 8.11         Customer Deposit Guarantee. From and after the Closing, Acquiror shall indemnify and hold harmless Virgin Holdings Limited, a private limited company incorporated in England & Wales, its Affiliates (other than Acquiror and its Subsidiaries (including, after the Closing, the Companies and their Subsidiaries)), and its and their respective directors, officers, employees, counsel, accountants, consultants, agents and other representatives (collectively, the “Holder Indemnified Persons”) from and against any losses, damages, liabilities, Taxes, judgments and other costs and expenses (including attorneys’ fees) (collectively, “Damages”) arising from or relating to the Amended and Restated Deed of Guarantee, dated September 2, 2014 (the “Guarantee”), between Virgin Holdings Limited and Virgin Galactic, LLC, including any claim or demand for payment made on any Holder Indemnified Person under the Guarantee, in each case to the extent such Damages arise from or relate to events occurring from or after the Closing.

76

Article IX

JOINT COVENANTS

Section 9.1           HSR Act; Other Filings.

(a)          In connection with the transactions contemplated hereby, each of the Holder, the Companies and Acquiror shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act. Each of the Holder, the Companies and Acquiror shall substantially comply with any Antitrust Information or Document Requests.

(b)          Each of the Holder, the Companies and Acquiror shall (and, to the extent required, shall cause its Affiliates to) request early termination of any waiting period under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and (ii) prevent the entry, in any Legal Proceeding brought by an Antitrust Authority or any other Person, of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated hereby.

(c)          Acquiror shall cooperate in good faith with the Antitrust Authorities and undertake promptly any and all action required to complete lawfully the transactions contemplated hereby as soon as practicable (but in any event prior to the Agreement End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Antitrust Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Mergers, including, with Holder’s prior written consent (which consent shall not be unreasonably withheld, conditioned, delayed or denied), (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Companies or Acquiror or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Companies or Acquiror and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the transactions contemplated hereby on or prior to the Agreement End Date.

(d)          As promptly as possible after the execution of this Agreement and in any event within ten (10) Business Days of the date of this Agreement (except as extended by mutual consent of the Acquiror and the Holder confirmed in writing), the Acquiror shall prepare and submit to the Directorate of Defense Trade Controls under the ITAR, 22 CFR Part 122, a Statement of Registration (Department of State form DS-2032) for the Acquiror. The Acquiror shall take, or cause to be taken, all actions and other things necessary, proper, or advisable to obtain registration of the Acquiror under the ITAR as promptly as possible, and in no event more than 45 calendar days after the date hereof.

77

(e)          With respect to each of the above filings, and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Holder, the Companies and Acquiror shall (and, to the extent required, shall cause its Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under Laws prescribed or enforceable by the FAA (including with respect to any new registrations or authorizations or similar filings that are required to be filed with the FAA or similar governing body by virtue of the change in structure of the Corp Mergers pursuant to Section 2.1(c)) or any other Governmental Authority for the transactions contemplated by this Agreement and to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Holder and the Companies shall promptly furnish to Acquiror, and Acquiror shall promptly furnish to the Holder and the Companies, copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the transactions contemplated hereby, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided, that none of the parties shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the other parties. To the extent not prohibited by Law, the Holder and Company agree to provide Acquiror and its counsel, and Acquiror agrees to provide the Companies, the Holder and their respective counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(f)          The Companies, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the filing fees payable to the Antitrust Authorities in connection with the transactions contemplated hereby.

78

Section 9.2            Preparation of Proxy Statement/Registration Statement; Shareholders’ Meeting and Approvals.

(a)          Registration Statement and Prospectus.

(i)          As promptly as practicable after the execution of this Agreement, (x) Acquiror and the Companies shall jointly prepare and Acquiror shall file with the SEC, mutually acceptable materials which shall include the proxy statement to be filed with the SEC as part of the Registration Statement and sent to the Acquiror Shareholders relating to the Acquiror Shareholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) and (y) Acquiror shall prepare (with the Holder’s and the Companies’ reasonable cooperation (including causing their respective Subsidiaries and representatives to cooperate)) and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “Proxy Statement/Registration Statement”), in connection with the registration under the Securities Act of the shares of Acquiror Common Stock and Acquiror Warrants and units comprising such to be issued in exchange for the issued and outstanding Acquiror Class A Common Stock and Acquiror Common Warrants and units comprising such, respectively, in the Domestication (the “Registration Statement Securities”). Each of Acquiror and the Companies shall use its reasonable best efforts to cause the Proxy Statement/Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Acquiror also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” Permits and approvals required to carry out the transactions contemplated hereby, and the Companies shall furnish all information concerning the Companies, their Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Each of Acquiror, the Holder and each of the Companies agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement/Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Acquiror, the Holder, the Companies or their respective Subsidiaries to any regulatory authority (including the NYSE) in connection with the Mergers and the other transactions contemplated hereby (the “Offer Documents”). Acquiror will cause the Proxy Statement/Registration Statement to be mailed to the Acquiror Shareholders in each case promptly after the Registration Statement is declared effective under the Securities Act.

(ii)         To the extent not prohibited by Law, Acquiror will advise the Holder and the Companies, reasonably promptly after Acquiror receives notice thereof, of the time when the Proxy Statement/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/Registration Statement or for additional information. To the extent not prohibited by Law, the Holder, the Companies and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Registration Statement and any Offer Document each time before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the Holder, the Companies and their counsel. To the extent not prohibited by Law, Acquiror shall provide the Holder, the Companies and their counsel with (i) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement/Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Holder, the Companies or their counsel in any discussions or meetings with the SEC.

79

(iii)        Each of Acquiror, the Holder and the Companies shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Proxy Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)        If at any time prior to the Effective Time any information relating to the Holder, the Companies, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Holder, the Companies or Acquiror, which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders.

80

(b)          Acquiror Shareholder Approval. Acquiror shall (a) as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (i) cause the Proxy Statement to be disseminated to Acquiror Shareholders in compliance with applicable Law, (ii) solely with respect to the following clause (1), duly (1) give notice of and (2) convene and hold a meeting of its shareholders (the “Acquiror Shareholders’ Meeting”) in accordance with the Acquiror Governing Documents and Section 710 of the NYSE Listing Rules for a date no later than thirty (30) Business Days following the date the Registration Statement is declared effective, and (iii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Transaction Proposals, and (b) provide its shareholders with the opportunity to elect to effect an Acquiror Share Redemption. Acquiror shall, through its Board of Directors, recommend to its shareholders the (A) approval of the change in the jurisdiction of incorporation of Acquiror to the State of Delaware, (B) approval of the change of Acquiror’s name to “Virgin Galactic Holdings, Inc.” upon the Effective Time, (C) amendment and restatement of its Acquiror Governing Documents, in substantially the form attached as Exhibits A and B to this Agreement (as may be subsequently amended by mutual written agreement of the Companies and Acquiror at any time before the effectiveness of the Registration Statement) in connection with the Domestication, including any separate or unbundled proposals as are required to implement the foregoing, (D) the adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations, (E) approval of the issuance of shares of Acquiror Common Stock in connection with the Mergers, (F) approval of the issuance of more than one percent (1%) of Acquiror’s outstanding common stock to a “related party” pursuant to the rules of the NYSE as contemplated by Section 8.2(a), (G) approval of the adoption by Acquiror of the equity plans described in Section 8.1, (H) the election of directors effective as of the Closing as contemplated by Section 8.6, (I) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto, (J) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Companies to be necessary or appropriate in connection with the transactions contemplated hereby (including, in any event, a vote with respect to an Acquiror Extension Approval to or beyond December 18, 2019 if requested by Holder), (K) approval of the Repurchase and (L) adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (L), together, the “Transaction Proposals”), and include such recommendation in the Proxy Statement. The Board of Directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Acquiror that they vote in favor of the Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the shareholders of Acquiror in Section 9.2(c)(v), a “Modification in Recommendation”). To the fullest extent permitted by applicable Law, (x) Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting shall not be affected by any Modification in Recommendation, (y) Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting and submit for approval the Transaction Proposals and (z) Acquiror agrees that if the Acquiror Shareholder Approval shall not have been obtained at any such Acquiror Shareholders’ Meeting, then Acquiror shall promptly continue to take all such necessary actions, including the actions required by this Section 9.2, and hold additional Acquiror Shareholders’ Meetings in order to obtain the Acquiror Shareholder Approval. Acquiror may only adjourn the Acquiror Shareholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Shareholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by shareholders of Acquiror prior to the Acquiror Shareholders’ Meeting; provided, that the Acquiror Shareholders’ Meeting (x) may not be adjourned to a date that is more than 15 days after the date for which the Acquiror Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) is held no later than three (3) Business Days prior to the Agreement End Date.

(c)          Extension of Time Period to Consummate a Business Combination.

(i)          As promptly as reasonably practicable after the execution of this Agreement, Acquiror shall prepare (with the Holder’s and the Companies’ reasonable cooperation (including causing their respective Subsidiaries and representatives to cooperate)) and file with the SEC a mutually acceptable proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend (A) the Acquiror Governing Documents and (B) the Trust Agreement, in each case, to extend the time period for Acquiror to consummate a Business Combination from September 18, 2019 (the “Extension Approval End Date”) to December 18, 2019 (clauses (A) and (B) together, the “Extension Proposals”). Acquiror shall use its reasonable best efforts to cause the Extension Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Extension Proxy Statement cleared by the SEC as promptly as practicable after such filing.

81

(ii)         To the extent not prohibited by Law, Acquiror will advise the Holder and the Companies, reasonably promptly after Acquiror receives notice thereof, of the time when the Extension Proxy Statement has been cleared by the SEC, if any, any supplement or amendment thereto has been filed, or of any request by the SEC for the amendment or supplement of the Extension Proxy Statement or for additional information. To the extent not prohibited by Law, the Holder, the Companies and their counsel shall be given a reasonable opportunity to review and comment on the Extension Proxy Statement in connection therewith each time before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the Holder, the Companies and their counsel. To the extent not prohibited by Law, Acquiror shall provide the Holder, the Companies and their counsel with (A) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement in connection therewith promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Holder, the Companies or their counsel in any discussions or meetings with the SEC.

(iii)        Each of Acquiror, the Holder and the Companies shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Extension Proxy Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Extension Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)        If at any time prior to the Extension Shareholders’ Meeting any information relating to the Holder, the Companies, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Holder, the Companies or Acquiror, which is required to be set forth in an amendment or supplement to the Extension Proxy Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Extension Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders.

82

(v)         Acquiror shall (A) as promptly as practicable after the Extension Proxy Statement is cleared by the SEC, (1) cause the Extension Proxy Statement to be disseminated to Acquiror Shareholders in compliance with applicable Law, (2) solely with respect to the following clause (I), duly (I) give notice of and (II) convene and hold a meeting of its shareholders (the “Extension Shareholders’ Meeting”) in accordance with the Acquiror Governing Documents and Section 710 of the NYSE Listing Rules for a date no earlier than September 1, 2019 and no later than five (5) Business Days prior to the Extension Approval End Date, and (III) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Extension Proposals, and (b) provide its shareholders with the opportunity to elect to effect an Acquiror Share Redemption; provided that, notwithstanding anything to the contrary set forth in this Section 9.2(c) to the extent (x) the Acquiror Shareholder Approval is obtained at any time before the Extension Shareholders’ Meeting is held and (y) the Effective Time has occurred prior to the date that is five (5) Business Days prior to the Extension Approval End Date, all obligations under this Section 9.2(c), shall terminate and be of no further force or effect. Acquiror shall, through its Board of Directors, recommend to its shareholders the approval of the Extension Proposals, and include such recommendation in the Proxy Statement. The Board of Directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Acquiror that they vote in favor of the Extension Proposals. To the fullest extent permitted by applicable Law, (x) Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Extension Shareholders’ Meeting shall not be affected by any Modification in Recommendation, (y) Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Extension Shareholders’ Meeting and submit for approval the Extension Proposals and (z) Acquiror agrees that if the Acquiror Extension Approval shall not have been obtained at any such Extension Shareholders’ Meeting, then Acquiror shall promptly continue to take all such necessary actions, including the actions required by this Section 9.2(c), and hold additional Extension Shareholders’ Meetings in order to obtain the Acquiror Extension Approval. Acquiror may only adjourn the Extension Shareholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Extension Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by shareholders of Acquiror prior to the Extension Shareholders’ Meeting; provided, that the Acquiror Shareholders’ Meeting (x) may not be adjourned to a date that is more than 15 days after the date for which the Extension Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) is held no later than five (5) Business Days prior to the Extension Approval End Date.

(vi)        At Holder’s election in writing to be delivered to Acquiror following the receipt of the Acquiror Extension Approval, Acquiror shall comply with and take all actions set forth in Section 9.2(c)(i) – (v), mutatis mutandis, in order to further extend the time period for Acquiror to consummate a Business Combination from December 18, 2019 to April 18, 2020.

(d)          Acquiror agrees that it shall provide the holders of Acquiror Common Stock the opportunity to elect redemption of such shares of Acquiror Common Stock in connection with the Acquiror Shareholders’ Meeting and, if applicable, the Extension Shareholders’ Meeting, as required by the Acquiror Governing Documents.

83

Section 9.3           Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, Acquiror, the Holder and the Companies shall each, and shall each cause their respective Subsidiaries to (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Holder, the Companies, or their respective Affiliates are required to obtain in order to consummate the Mergers and (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article X or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable. Notwithstanding anything to the contrary contained herein, no action taken by the Holder or the Companies under this Section 9.3 will constitute a breach of Section 7.1.

Section 9.4           Tax Matters.

(a)          Section 1445 Withholding Matters.

(i)          As soon as practicable following the date hereof, the Holder shall submit an application to the IRS for a certificate under Treasury Regulations, Section 1.445-3 providing that (x) no withholding is required by Acquiror under Section 1445 of the Code in connection with any of the transactions contemplated by this Agreement and (y) seeking an early refund of any amounts required to be withheld in the event no such certificate is obtained prior to the Closing (a “Section 1445 Certificate”).

(ii)         The Holder shall provide a copy of the application for such Section 1445 Certificate to Acquiror at least five (5) days prior to submitting such application to the IRS for Acquiror’s review and comment and Holder shall incorporate all of Acquiror’s reasonable comments in good faith.

(iii)        The Holder shall keep Acquiror informed of the status of such application and any correspondence with the IRS relating to such application and the Section 1445 Certificate.

(iv)        In the event a valid Section 1445 Certificate completely exempting any and all withholding under Section 1445 of the Code in connection with the transactions contemplated by this Agreement is not obtained by Holder and delivered to Acquiror prior to the Closing, Holder shall pay to Acquiror the maximum amount that Acquiror may be required to withhold under Section 1445 of the Code in connection with the transactions contemplated by this Agreement (including any such amounts relating to the Pre-Closing Restructuring) with respect to any “United States real property interests” as such term is defined in Section 897 of the Code owned by the Company LLC, consistent with the Allocation and Exhibit H (the “Potential Section 1445 Withholding Amount”). Acquiror shall hold such Potential Section 1445 Withholding Amount in escrow until the actual amount of required withholding under Section 1445 of the Code is determined (the “Actual Section 1445 Withholding Amount,” which may be upon the issuance by the IRS of a valid Section 1445 Certificate).

84

(v)         Upon determination of the Actual Section 1445 Withholding Amount, Acquiror shall remit any such amount that is due to the IRS in accordance with applicable Law and shall pay the excess of the Potential Section 1445 Withholding Amount over the Actual Section 1445 Withholding Amount over to Holder.

(b)          Acquiror, the Companies and the Holder shall reasonably cooperate, and shall cause their respective Affiliates to reasonably cooperate, in connection with the filing of Tax Returns and any Legal Proceeding regarding Taxes with respect to any Pre-Closing Tax Period or any Taxes with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date of the Companies and their Subsidiaries. Such Tax Returns referred to in the preceding sentence shall be prepared in a manner consistent with past practices of the Companies and their Subsidiaries unless otherwise required by applicable Law or as mutually determined by the Holder and Acquiror. Such cooperation shall include the retention of and (upon the other party’s request) the provision of records and information reasonably relevant to any such Tax Return or Legal Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the provision of such powers of attorney as may be necessary to allow for the filing of Tax Returns or the control of any Legal Proceedings relating to Taxes.

(c)          All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with this Agreement shall constitute Transaction Expenses, except as otherwise provided in the definition of Transaction Expenses.

(d)          Combined Reporting and Returns.

(i)          To the extent the Acquiror is required to or elects to file a combined, unitary or consolidated state Tax Return with the Holder, the Holder shall prepare or cause to be prepared, at the Holder’s expense, all such combined, unitary or consolidated state Tax Returns and shall be entitled to make any elections or determinations with respect to such Tax Returns only with the prior written consent of Acquiror, which shall not be unreasonably withheld, delayed or conditioned. At least ten days prior to the due date for any such combined, unitary or consolidated Tax Return, the Holder shall submit a copy of such Tax Return to Acquiror for Acquiror’s review and comment. The Holder shall consider in good faith any reasonable comments that Acquiror submits to the Holder no less than five days prior to the due date of such Tax Return. In accordance with applicable Law, the parties shall have such Tax Returns as prepared by the Holder (reflecting Acquiror’s reasonable comments) executed and timely filed.

85

(ii)         To the extent the Acquiror or any of its Subsidiaries is included in any combined, unitary or consolidated state Tax Return with the Holder or any of its Affiliates, (i) the Holder shall take no action with respect to any item reported on such Tax Return that could reasonably be expected to materially impact the Acquiror or any of its Subsidiaries, as the case may be, without obtaining the prior written consent of Acquiror, which shall not be unreasonably withheld, delayed or conditioned, (ii) if the Holder or any of its Affiliates utilize any Tax attributes generated after Closing that would not have been utilized by the Holder or its Affiliates had the Acquiror or any of its Subsidiaries not been included in such applicable Tax Return, the Holder shall appropriately compensate the Acquiror for the use of such Tax attributes as mutually agreed to by the Holder and Acquiror, (iii) to the extent the Holder receives any Tax refund or Tax credit properly attributable to the Acquiror or any of its Subsidiaries, the Holder shall promptly pay the amount of any such Tax refund or Tax credit over to the Acquiror, and (iv) the Holder and its Affiliates shall hold the Acquiror and its Subsidiaries harmless from any Tax liability of any Person included in any such Tax Return other than the Acquiror or its Subsidiaries.

(e)          Notwithstanding any other provision of this Agreement to the contrary, the covenants of this Section 9.4 shall survive the Closing and continue in full force until sixty (60) days following the expiration of the applicable statute of limitations (giving effect to valid extensions).

Section 9.5           Section 16 Matters. Prior to the Effective Time, each of the Companies and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of the Company Interests or acquisitions of Acquiror Common Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule B-3 promulgated under the Exchange Act.

Section 9.6           Wrong Pockets; Remaining Liabilities.

(a)          From time to time following the Closing, (i) the Holder and its Affiliates (other than the Companies and their Subsidiaries) shall transfer to the Companies or their designated Subsidiary any asset or liability substantially exclusively used in the business of the Companies and their Subsidiaries as conducted on the Closing Date that was inadvertently not transferred to the Companies (directly or indirectly through any of their Subsidiaries) prior to Closing (including in the Pre-Closing Restructuring) (such liabilities referred to in this clause (i), the “Company Liabilities”) and (ii) Acquiror and its Subsidiaries (including, from and after the Closing, the Companies and their Subsidiaries) shall transfer to Holder or its designated Affiliate any asset or liability substantially exclusively used in the business of Holder or its Affiliates (other than the Companies and their Subsidiaries) as conducted on the Closing Date that was inadvertently transferred to the Companies (directly or indirectly through any of their Subsidiaries) prior to Closing (including in the Pre-Closing Restructuring) and any liability set forth on Schedule 9.6(a) of the Company Disclosure Letter (such liabilities referred to in this clause (ii), the “Holder Liabilities”). For the avoidance of doubt, cash and cash equivalents, along with any other asset, liability or service, the transfer or provision of which is addressed in the TMLA, the Transition Services Agreements or otherwise in this Agreement or any other agreement contemplated hereby, shall not be subject to this Section 9.6(a).

86

(b)          The Holder and its Affiliates (other than the Companies and their Subsidiaries) shall reimburse each of Acquiror and its Subsidiaries (including, from and after the Closing, the Companies and their Subsidiaries), as applicable, in each case, in respect of any loss, liability, fine, penalty, cost or expense (including reasonable legal expenses and costs (including costs of investigation)) which such Person has actually paid in respect of any Holder Liabilities; provided that each of Acquiror and its Subsidiaries (including, from and after the Closing, the Companies and their Subsidiaries), as applicable, shall have first provided reasonable notice to the Holder and its Affiliates (other than the Companies and their Subsidiaries) of the existence of such Holder Liabilities and a reasonable period of time to transfer or defend against, as applicable, such Holder Liabilities, and shall reasonably cooperate with the Holder and its Affiliates (other than the Companies and their Subsidiaries) in connection with such transfer or defense, prior to the payment of such Holder Liabilities.

(c)          The Acquiror and its Subsidiaries (including, from and after the Closing, the Companies and their Subsidiaries) shall reimburse each of Holder and its Affiliates (other than the Companies and their Subsidiaries), as applicable, in each case, in respect of any loss, liability, fine, penalty, cost or expense (including reasonable legal expenses and costs (including costs of investigation)) which such Person has actually paid to a third party in respect of any Company Liabilities; provided that each of Holder and its Affiliates (other than the Companies and their Subsidiaries), as applicable, shall have first provided reasonable notice to the Acquiror and its Subsidiaries (including, from and after the Closing, the Companies and their Subsidiaries) of the existence of such Company Liabilities and a reasonable period of time to transfer or defend against, as applicable, such Company Liabilities, and shall reasonably cooperate with the Acquiror and its Subsidiaries (including, from and after the Closing, the Companies and their Subsidiaries) in connection with such transfer or defense, prior to the payment of such Company Liabilities.

Section 9.7           Insurance Coverage

(a)          Subject to Section 9.7(c) and Section 9.7(d), (i) from and after the Closing, the Companies and their Subsidiaries shall cease to be insured by Holder’s and its Affiliates’ (excluding the Companies’ and their Subsidiaries’) insurance policies or by any of their respective self-insurance programs and (ii) Holder and its Affiliates shall retain all rights to control the Available Post-Closing Holder Insurance Policies.

(b)          Holder shall, and shall cause its Affiliates (excluding the Companies’ and their Subsidiaries’) to, (i) use commercially reasonable efforts in the ordinary course of business to maintain the coverage provided to the Companies and their Subsidiaries through Holder’s and its Affiliates’ third-party insurance policies (or substantially similar third-party coverage) (the “Holder Insurance Policies”), in full force and effect until the Closing, and (ii) prior to the Closing, report to the applicable third-party insurance provider under each such applicable Holder Insurance Policy events, acts, errors, accidents, omissions, incidents, injuries or other forms of occurrences to the extent relating to the Companies, their Subsidiaries or the properties, assets, operations, employees, officers or directors of the Companies or any Company Subsidiary that, in each case, occur prior to the Closing and are potentially covered by an occurrence-based Holder Insurance Policy (collectively, the “Pre-Closing Occurrences”) that Holder becomes aware of prior to the Closing in accordance with Holder’s standard risk management practices and applicable Holder Insurance Policy requirements in the ordinary course of business.

87

(c)          From and after the Closing Date, solely with respect to the Holder Insurance Policies set forth on Section 9.7(c) of the Company Disclosure Letter (the “Available Post-Closing Holder Insurance Policies”), (i) Holder shall use commercially reasonable efforts to report in good faith to the applicable third-party insurance provider all Pre-Closing Occurrences reasonably requested by Acquiror and otherwise reasonably cooperate with Acquiror to reasonably ensure that applicable claim reporting and other applicable material Available Post-Closing Holder Insurance Policy requirements are met, in each case with respect to Pre-Closing Occurrences, (ii) Acquiror shall, and shall cause its Subsidiaries to, comply with the terms of the applicable Available Post-Closing Holder Insurance Policy to the extent Holder has reasonably informed Acquiror in writing of such terms reasonably in advance of the time necessary to comply with such terms, (iii) Acquiror shall be fully liable for all uninsured or self-insured amounts in respect of any Pre-Closing Occurrence, and (iv) Holder shall, and shall cause its applicable Affiliates to, use commercially reasonable efforts to obtain the benefit of the applicable insurance coverage under any applicable Available Post-Closing Holder Insurance Policy and pay such benefit to Acquiror, net of (x) any deductibles, co-payments, premium increases (to the extent attributable directly to the applicable benefit to Acquiror or any of its Subsidiaries) or other reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses, if any) reasonably incurred by Holder and its Affiliates in seeking such insurance proceeds and (y) any Taxes imposed on Holder or its Affiliates in respect of the receipt or accrual of such insurance proceeds (clauses (x) and (y), “Recovery Costs”); provided, that if the Recovery Costs are greater than the applicable benefit payable to Acquiror, Acquiror shall promptly reimburse Holder and its Subsidiaries for such difference. After the Closing, Holder and its Affiliates may release, commute, buy-back or otherwise eliminate (whether in whole or in part) any insurance coverage, except Holder and its Affiliates may not release, commute, buy-back or otherwise eliminate any applicable Available Post-Closing Holder Insurance Policies with respect to any such Pre-Closing Occurrences.

(d)          Notwithstanding Section 9.7(c) to the contrary, with respect to each known Pre-Closing Occurrence as of the Closing and each reported Pre-Closing Occurrence as of the Closing, in each case potentially covered by a third-party claims-made insurance policy of Holder or its Affiliates (excluding the Companies and their Subsidiaries) (excluding, for clarity, but subject to Section 9.7(f), any health insurance policies) (each such policy, a “Holder Claims-Made Policy” and each such claim, a “Covered Known Claim”), Holder shall use commercially reasonable efforts in good faith to obtain insurance coverage for such Covered Known Claim under the Holder Claims-Made Policies as though such Holder Claims-Made Policy were an Available Post-Closing Holder Insurance Policy, mutatis mutandis (including, for the avoidance of doubt, with respect to netting and reimbursement of Recovery Costs); provided that the last sentence of Section 9.7(c) shall only apply with respect to a Holder Claims-Made Policy to the extent related to Covered Known Claims (and no other claims). For purposes of the immediately preceding sentence, “known” shall mean that Holder’s Risk Management Department has received written notice of the applicable event or occurrence, including from a third party or Governmental Authority, or otherwise has actual knowledge of facts and circumstances, in each case, at a sufficient level of detail that would cause a reasonable person with experience in the insurance industry to assume an insurable event or occurrence has transpired.

88

(e)          Holder agrees that any cash proceeds received by Holder or any of its Affiliates prior to the Closing in respect of Pre-Closing Occurrences under any Holder Insurance Policies shall be paid to Acquiror at the Closing to the extent such proceeds are required by Acquiror or any of its Subsidiaries to restore or replace the assets affected by the applicable Pre-Closing Occurrence, and excluding (i) any costs or expenses (including reasonable attorneys’ fees) incurred by Holder or its Affiliates in pursuing such claims and (ii) any Taxes imposed on Holder or its Affiliates in respect of the receipt or accrual of such recoveries.

(f)          Subject to Section 9.7(d), from and after the Closing, the Companies shall determine the manner to cover events, acts, errors, accidents, omissions, incidents, injuries or other forms of occurrences to the extent relating to the Companies, their Subsidiaries or the properties, assets, operations, employees, officers or directors of the Companies or any Subsidiary thereof that, in each case, occurred prior to the Closing and were (prior to the Closing) potentially covered by a Holder Claims-Made Policy, including Acquiror’s or the Companies’ purchase of a “tail policy” to such Holder Claims-Made Policy or Holder’s purchase of a “tail policy” or endorsement to such Holder Claims-Made Policy; provided that the cost of such purchase shall be paid by Acquiror after the Closing.

(g)          Nothing contained in this Section 9.7 shall require Holder or any of its Affiliates to threaten or initiate any Legal Proceeding in connection with its or their obligations hereunder; provided that the Holder and its Affiliates shall reasonably cooperate with the Companies (at the Companies sole cost and expense) in any Legal Proceeding with a third party insurer.

Article X

CONDITIONS TO OBLIGATIONS

Section 10.1         Conditions to Obligations of Acquiror, Merger Subs, the Holder and the Companies. The obligations of Acquiror, Merger Subs, the Holder and the Companies to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a)          The Acquiror Shareholder Approval shall have been obtained;

(b)          Solely to the extent that an Extension Shareholders’ Meeting is required to be held and is duly held in accordance with the terms hereof, the Acquiror Extension Approval shall have been obtained;

(c)          The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purposes shall have been initiated or threatened by the SEC and not withdrawn;

(d)          The waiting period or periods under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or been terminated;

89

(e)          There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Mergers; provided, that the Governmental Authority issuing such Governmental Order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(f)          Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

(g)          The shares of Acquiror Common Stock to be issued in connection with the Mergers shall have been approved for listing on the NYSE.

Section 10.2         Conditions to Obligations of Acquiror and Merger Subs. The obligations of Acquiror and Merger Subs to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror and Merger Subs:

(a)          (i) The representations and warranties of the Holder contained in Section 4.4 shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements, (ii) the Holder Fundamental Representations (other than Section 4.4) shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements, and (iii) each of the representations and warranties of the Holder contained in this Agreement other than the Holder Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Holder Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Holder Material Adverse Effect. For purposes of this Section 10.2(a), no Event that is contemplated by the Pre-Closing Restructuring Plan shall be deemed to constitute an inaccuracy in or breach of any such representations and warranties;

90

(b)          (i) The representations and warranties of the Companies contained in Section 5.6 shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements, (ii) the Companies Fundamental Representations (other than Section 5.6) shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements, and (iii) each of the representations and warranties of the Companies contained in this Agreement other than the Companies Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, that, for purposes of this Section 10.2(b) only, the representations and warranties set forth in Section 5.8(c) and Section 5.9 shall be true and correct solely as of the date of this Agreement, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, further, that for purposes of this Section 10.2(b), no Event that is contemplated by the Pre-Closing Restructuring Plan shall be deemed to constitute an inaccuracy in or breach of any such representations and warranties;

(c)          Each of the covenants of the Companies and the Holder to be performed as of or prior to the Closing shall have been performed in all material respects. For purposes of this Section 10.2(c), (i) a covenant of the Companies or the Holder shall only be deemed to have not been performed if the Companies or Holder has materially breached such material covenant and failed to cure within twenty (20) days after notice (or if earlier, the Agreement End Date) and (ii) no action that is contemplated by the Pre-Closing Restructuring may be deemed to constitute nonperformance of such material covenant;

(d)          The Companies and their Subsidiaries shall collectively hold Cash in an amount equal to or greater than $2,000,000, in the aggregate, as of the Closing; and

(e)          The Pre-Closing Restructuring shall have been substantially completed prior to the Closing.

Section 10.3         Conditions to the Obligations of the Holder and the Companies. The obligation of the Holder and the Companies to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Holder and the Companies:

(a)          (i) The representations and warranties of Acquiror contained in Section 6.12 shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement and (ii) each of the representations and warranties of the Acquiror contained in this Agreement (other than Section 6.12) (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects, in each case as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements;

91

(b)          Each of the covenants of Acquiror to be performed as of or prior to the Closing shall have been performed in all material respects;

(c)          The Domestication shall have been completed as provided in Section 8.8 and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to the Holder; and

(d)          The Available Acquiror Cash shall be no less than the Minimum Available Acquiror Cash Amount; provided, however, that this condition may not be waived by the Holder or the Companies if the Available Acquiror Cash at Closing is less than $200,000,000.

Article XI

TERMINATION/EFFECTIVENESS

Section 11.1         Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)          by written consent of the Holder and Acquiror;

(b)          by the Holder if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers;

(c)          by the Holder if the Acquiror Extension Approval shall have not been obtained on or prior to the Extension Approval End Date;

(d)          by the Holder if the Acquiror Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e)          by the Holder if there has been a Modification in Recommendation;

(f)          prior to the Closing, by written notice to the Holder from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Holder or the Companies set forth in this Agreement, such that the conditions specified in Section 10.2(a), Section 10.2(b) or Section 10.2(c) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Holder or the Companies through the exercise of their respective reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Holder of notice from Acquiror of such breach, but only as long as the Holder and the Companies continue to use their respective reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before December 18, 2019, or if the time period for Acquiror to consummate a Business Combination is extended to April 18, 2020, the Closing has not occurred on or before April 18, 2020 (the later of such dates, the “Agreement End Date”), unless Acquiror is in material breach hereof; or

92

(g)          prior to the Closing, by written notice to Acquiror from the Holder if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Subs set forth in this Agreement, such that the conditions specified in Section 10.3(a) and Section 10.3(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Holder of such breach, but only as long as Acquiror continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period or (ii) the Closing has not occurred on or before the Agreement End Date, unless the Holder or the Companies is in material breach hereof.

Section 11.2         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Holder, the Companies, Acquiror or Merger Subs, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 11.2 and Article XIII and the Confidentiality Agreement shall survive any termination of this Agreement.

Article XII

Representation and warranty Insurance

Section 12.1         R&W Insurance Policy.

(a)          Prior to the Closing, Acquiror may, in its sole discretion, obtain and bind a representation and warranty insurance policy (the “R&W Insurance Policy”) with respect to the representations and warranties of Holder and the Companies in Articles IV and V, respectively. The Holder and the Companies and their Subsidiaries’ shall cooperate with, and provide assistance to, Acquiror in its efforts to obtain the R&W Insurance Policy. The Acquiror shall pay all of the costs to obtain the R&W Insurance Policy.

(b)          In the event that the R&W Insurance Policy that Acquiror decides, in its sole discretion, to purchase only covers the pro rata portion of losses attributable to Acquiror Shareholders, Holder agrees that it will take such actions requested by Acquiror as are reasonably necessary to ensure that any proceeds paid pursuant to the R&W Insurance Policy are paid only to the Acquiror Shareholders, including by agreeing to amendments to this Agreement to provide the Acquiror Shareholders a non-transferrable, contractual contingent value right to such proceeds, and ensuring that the Surviving Company pays any such proceeds received pursuant to the R&W Insurance Policy to the Acquiror Shareholders in accordance with such contingent value right.

93

(c)          The SCH Designated Directors shall serve as representatives of the Acquiror Shareholders from and after the Effective Time and to act on behalf of the Acquiror Shareholders to take all necessary actions and make all decisions and direct all actions of the Surviving Company related to the rights of the Acquiror Shareholders pursuant to this Article XII.

Article XIII

MISCELLANEOUS

Section 13.1         Trust Account Waiver. Each of the Companies and the Holder acknowledges that Acquiror is a blank check company with the powers and privileges to effect a Business Combination. Each of the Companies and the Holder further acknowledges that, as described in the prospectus dated September 15, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Acquiror assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of Acquiror, certain of its public stockholders and the underwriters of Acquiror’s initial public offering (the “Trust Account”). Each of the Companies and the Holder acknowledges that it has been advised by Acquiror that, except with respect to interest earned on the funds held in the Trust Account that may be released to Acquiror to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) if Acquiror completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; (ii) if Acquiror fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Acquiror in limited amounts to permit Acquiror to pay the costs and expenses of its liquidation and dissolution, and then to Acquiror’s public stockholders; and (iii) if Acquiror holds a shareholder vote to amend Acquiror’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of Acquiror Common Shares if Acquiror fails to complete a Business Combination within the allotted time period, then for the redemption of any Acquiror Common Shares properly tendered in connection with such vote. For and in consideration of Acquiror entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Companies and the Holder hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with Acquiror; provided that (x) nothing herein shall serve to limit or prohibit the Companies’ and the Holder’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) to the Holder in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Companies and the Holder may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

94

Section 9.1           Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors, Board of Managers, Managing Member or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 13.2         Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(a)          If to Acquiror or Merger Subs, to:

Social Capital Hedosophia Holdings Corp.

120 Hawthorne Avenue

Palo Alto, California 94301

Attention:     Steve Trieu, Chief Financial Officer

Email:           steve@socialcapital.com

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:      Howard L. Ellin

Christopher M. Barlow

Email: howard.ellin@skadden.com

christopher.barlow@skadden.com

95

(b)          If to the Companies prior to the Closing, or to the Surviving Companies after the Closing, to:

Virgin Galactic, LLC

16555 Spaceship Landing Way

Mojave, CA 93501

Attention: George Whitesides, Chief Executive Officer

Email: George.Whitesides@virgingalactic.com

with copies to (which shall not constitute notice):

Virgin Management USA, Inc.

65 Bleecker Street, 6th Floor

New York, NY 10012

Attention:     James Cahillane, General Counsel

Email:           James.Cahillane@virgin.com

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:     Josh Dubofsky

Justin G. Hamill

Charles K. Ruck

Email:    josh.dubofsky@lw.com

justin.hamill@lw.com

charles.ruck@lw.com

(b)          If to the Holder, to:

Vieco 10 Limited

Craigmuir Chambers

PO Box 71

Road Town

Tortola

British Virgin Islands

Email:             vghl@harneys.com

with copies to (which shall not constitute notice):

Virgin Management USA, Inc.

65 Bleecker Street, 6th Floor

New York, NY 10012

Attention:     James Cahillane, General Counsel

Email:           James.Cahillane@virgin.com

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:     Josh Dubofsky

Justin G. Hamill

Charles K. Ruck

Email:    josh.dubofsky@lw.com

justin.hamill@lw.com

charles.ruck@lw.com

96

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 13.3         Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 13.4         Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that the Indemnified Parties and the past, present and future directors, managers, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 13.15.

Section 13.5         Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing shall occur, Acquiror shall (x) pay or cause to be paid, in accordance with Section 2.4(d), the Unpaid Transaction Expenses and (y) pay or cause to be paid, any transaction expenses of Acquiror or its Affiliates. For the avoidance of doubt, any payments to be made (or to cause to be made) by Acquiror pursuant to this Section 13.5 shall be paid upon consummation of the Mergers and release of proceeds from the Trust Account.

Section 13.6         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 13.7         Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

97

Section 13.8         Holder, Company and Acquiror Disclosure Letters. The Holder Disclosure Letter, the Company Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Holder Disclosure Letter, Company Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 13.9         Entire Agreement. (i) This Agreement (together with the Holder Disclosure Letter, the Company Disclosure Letter and the Acquiror Disclosure Letter), (ii) the Sponsor Support Agreement, (iii) the Non-Disclosure Agreement, dated as of October 23, 2018, between Acquiror and Holder or its Affiliate (the “Confidentiality Agreement”) and (iv) the Purchase Agreement (clause (ii), (iii) and (iv), collectively, the “Ancillary Agreements”) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 13.10       Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

Section 13.11       Publicity.

(a)          All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Acquiror and the Companies, which approval shall not be unreasonably withheld by any party; provided that no party shall be required to obtain consent pursuant to this Section 13.11(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13.11(a).

(b)          The restriction in Section 13.11(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval or early termination under the HSR Act and to make any relating filing shall be deemed not to violate this Section 13.11.

98

Section 13.12       Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 13.13       Jurisdiction; Waiver of Jury Trial.

(a)          Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 13.13.

(b)          Each party acknowledges and agrees that any controversy which may arise under this Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or any of the transactions contemplated hereby.

Section 13.14       Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

99

Section 13.15       Non-Recourse. Except (x) as otherwise contemplated by Article XII and (y) in the case of claims against a Person in respect of such Person’s actual fraud:

(a)          Solely with respect to the Holder, the Companies, Acquiror and the Merger Subs, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Holder, the Companies, Acquiror and the Merger Subs as named parties hereto; and

(b)          except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Holder, the Companies, Acquiror or the Merger Subs and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Companies, the Holder, Acquiror or the Merger Subs under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 13.16       Non-Survival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 11.2 or, solely for purposes of any claims made under the R&W Insurance Policy, by Article XII or (y) in the case of claims against a Person in respect of such Person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XIII.

Section 13.17       Conflicts and Privilege.

(a)          Acquiror, the Companies and the Holder hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among Acquiror, the SCH Designated Directors and/or the Sponsor, on the one hand, and the Companies and/or the Holder, on the other hand, any legal counsel (including Skadden, Arps, Slate, Meagher & Flom LLP) that represented Acquiror, the SCH Designated Directors and/or the Sponsor prior to the Closing may represent the SCH Designated Directors and/or the Sponsor in such dispute even though the interests of the SCH Designated Directors and/or the Sponsor may be directly adverse to the Acquiror, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror, the SCH Designated Directors and/or the Sponsor. Acquiror, the Companies and the Holder further agree that, as to all legally privileged communications prior to the Closing between or among any legal counsel (including Skadden, Arps, Slate, Meagher & Flom LLP) that represented Acquiror, the SCH Designated Directors and/or Sponsor prior to the Closing and any one or more such Persons that relate in any way to the transactions contemplated hereby, the attorney/client privilege and the expectation of client confidence belongs to the SCH Designated Directors and may be controlled by such SCH Designated Directors, and shall not pass to or be claimed or controlled by Acquiror (after giving effect to the Closing), the Companies and the Holder; provided that the SCH Designated Directors shall not waive such attorney/client privilege other than to the extent they determine appropriate in connection with the enforcement or defense of their respective rights or obligations existing under this Agreement. Notwithstanding the foregoing, any privileged communications or information shared by the Companies prior to the Closing with Acquiror, the Sponsor or the SCH Designated Directors (in any capacity) under a common interest agreement shall remain the privileged communications or information of the Surviving Companies.

100

(b)          Acquiror and the Companies hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among the Holder Designated Directors and/or the Holder, on the one hand, and the Companies and/or Acquiror, on the other hand, any legal counsel (including Latham & Watkins LLP) that represented the Holder Designated Directors and/or the Holder prior to the Closing may represent the Holder Designated Directors and/or the Holder in such dispute even though the interests of the Holder Designated Directors and/or the Holder may be directly adverse to the Acquiror and/or the Companies, and even though such counsel may have represented Acquiror and/or the Companies in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror, the Companies, the Holder Designated Directors and/or the Holder. Acquiror and the Companies further agree that, as to all legally privileged communications prior to the Closing between or among any legal counsel (including Latham & Watkins LLP) that represented the Companies, the Holder Designated Directors and/or the Holder prior to the Closing and any one or more such Persons that relate in any way to the transactions contemplated hereby, the attorney/client privilege and the expectation of client confidence belongs to the Holder and/or the Holder Designated Directors and may be controlled by the Holder and/or such SCH Designated Directors, and shall not pass to or be claimed or controlled by Acquiror (after giving effect to the Closing) or the Companies; provided that the Holder and/or the Holder Designated Directors shall not waive such attorney/client privilege other than to the extent they determine appropriate in connection with the enforcement or defense of their respective rights or obligations existing under this Agreement. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Holder or the Holder Designated Directors (in any capacity) under a common interest agreement shall remain the privileged communications or information of the Surviving Companies.

101

Section 13.18       Release. Effective upon the Closing, and in consideration of the transactions contemplated by this Agreement, and the additional covenants and promises set forth in this Agreement, each of Acquiror and the Companies, on behalf of itself and its assigns, heirs, beneficiaries, creditors, representatives, agents and Affiliates (each, a “Releasing Party”), hereby fully, finally and irrevocably releases, acquits and forever discharges Holder and its Affiliates and the officers, directors, general partners, limited partners, managing directors, members, stockholders, trustees, equity holders, representatives, employees, principals, agents, Affiliates, parents, Subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of them (each, a “Released Party”) from any and all commitments, Actions, debts, claims, counterclaims, suits, causes of Action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such Releasing Parties, or any of them, had, has, or may have had at any time in the past until the Closing against the Released Parties, or any of them, that relate to or arise out of, in each case except in the case of claims against a Person in respect of such Person’s of actual fraud, (a) the business of the Companies, (b) such Releasing Party’s prior relationship with the Companies or (c) such Releasing Party’s rights or status as a direct or indirect equityholder, Subsidiary, lender, creditor, officer or director of the Companies or the Holder (collectively, “Causes of Action”); provided that the Causes of Action released hereby shall not include any rights of the Releasing Parties arising under this Agreement and the other documents contemplated hereby (including the Transition Services Agreements, Sponsor Support Agreement, Stockholders’ Agreement, Registration Rights Agreement, TMLA or Purchase Agreement). Each Releasing Party hereby represents to the Released Parties that such Releasing Party (i) has not assigned any Causes of Action or possible Causes of Action against any Released Party, (ii) fully intends to release, except in the case of claims against a Person in respect of such Person’s of actual fraud, all Causes of Action against the Released Parties including, without limitation, unknown and contingent Causes of Action (other than those specifically reserved above), and (iii) has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof. Furthermore, each Releasing Party further agrees not to institute any litigation, lawsuit, claim or Action against any Released Party with respect to the released Causes of Action, except in the case of claims against a Person in respect of such Person’s of actual fraud.

[Remainder of page intentionally left blank]

102

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP.

By:		/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	CEO

FOUNDATION SUB 1, INC.

By:		/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	CEO

FOUNDATION SUB 2, INC.

By:		/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	CEO

FOUNDATION SUB, LLC

By:		/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	CEO

[Signature Page to Agreement and Plan of Merger]

VIECO 10 LIMITED

By:		/s/ George Whitesides
	Name:	George Whitesides
	Title:	Director

TSC VEHICLE HOLDINGS, INC.

By:		/s/ George Whitesides
	Name:	George Whitesides
	Title:	Authorized Signatory

VIRGIN GALACTIC VEHICLE HOLDINGS, INC.

By:		/s/ George Whitesides
	Name:	George Whitesides
	Title:	Authorized Signatory

VGH, LLC

By:		/s/ George Whitesides
	Name:	George Whitesides
	Title:	President

[Signature Page to Merger Agreement]